Exhibit (c)(6)

Appraisal Update Report The Westin Michigan Avenue - Chicago Chicago, Illinois

Prepared by:
HVS International
116 New Montgomery, Suite 620
San Francisco, California 94105
(415) 896-0868
(415) 896-0516 fax

Submitted to:
Mr. Siddharth Narang
Director - Acquisitions & Development
909 North Michigan Avenue Corporation
C/O Starwood Hotels & Resorts Worldwide, Inc.
777 Westchester Avenue
White Plains, New York 10604
(914) 640-8400
(914) 640-8274 fax
siddharth.narang@starwoodhotels.com

September 25, 2000

Mr. Siddharth Narang
Director - Acquisitions & Development
909 North Michigan Avenue Corporation
C/O Starwood Hotels & Resorts Worldwide, Inc.
777 Westchester Avenue
White Plains, New York 10604
(914) 640-8400
(949) 760-9680 fax
siddharth.narang@starwoodhotels.com

Re:	The Westin Michigan Avenue – Chicago Chicago, Illinois HVS Reference Number: 2000040151

Dear Mr. Narang:

Pursuant to your request, we herewith submit our appraisal update pertaining to the above-captioned property. We have inspected the site and analyzed the hotel market conditions in the downtown Chicago area. Note that this appraisal update was prepared and should be used in conjunction with our self-contained appraisal report, HVS reference number 1999040002, dated March 8, 1999.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the “as is” market value of the fee simple and leased fee interests in the 751-unit subject property described in this report, subject to Westin Hotels & Resorts management, as of September 6, 2000, the day the subject property was inspected, is:

$124,600,000

ONE HUNDRED TWENTY-FOUR MILLION SIX HUNDRED
THOUSAND DOLLARS

The “as is” value takes into account a capital deduction of approximately $4,400,000 in order to complete the 1999/00 renovation program currently underway. This deduction is intended to reflect the actions of a prudent investor in the subject property, and is necessary to achieve the projections set forth in this appraisal update. Our value conclusion reflects the value of the property “as is,” after the deduction of the cost of renovation. “As is” market value estimates the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of inspection.

2

This report is intended for use by 909 North Michigan Avenue Corporation, C/O Starwood Hotels and Resorts, and its subsidiaries, affiliates, lenders and joint venture partners in connection with the potential sale or refinancing of the subject property. Any responsibility of HVS International is limited to the client and its joint venture partners, and use of our product by third parties shall be solely at the risk of the client and/or third parties. The client and its joint venture partners shall be entitled to rely on this update and the March 8, 1999 report.

Our report is made in conformance with, and subject to, the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as provided by the Appraisal Foundation, and Title IX (and amendments) of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA). We do hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation.

The valuation is expressly made subject to all normal and specific assumptions and limiting conditions, a copy of which is included in the this appraisal update report.

Sincerely, HVS INTERNATIONAL

Namit Malhotra Assistant Vice President

Suzanne R. Mellen, CRE, MAI Managing Director

NM/SRM/dft

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Quality Assurance

Quality Assurance

The HVS International division of M&R Valuation Services, Inc., strives to achieve the highest standards of quality during all phases of the appraisal process. It is our goal to provide clients with the finest update appraisal report available. The following staff members acknowledge their contribution to this report.

Daniel F. Turman - Editing and Report Production Editor (Extension 216)

Namit Malhotra - Fieldwork, Analysis, and Text Assistant Vice President (Extension 218)

Suzanne R. Mellen, CRE, MAI - Fieldwork, Analysis, and Review Managing Director (Extension 108)

We are available to answer any questions and are pleased to have provided you with the finest quality product available. Paula Hood (extension 201) is available to answer any billing questions. We look forward to serving you again in the future.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Table of Contents

Table of Contents

1.	Summary of Salient Data and Conclusions	1
2.	Appraisal Update	3
	Nature of the Assignment	3
	Description of the Real Estate	6
	Market Area Analysis	10
	Supply and Demand Analysis	17
	Occupancy and Average Rate Analysis	31
	Highest and Best Use	36
	Approaches to Value	36
	Income Capitalization Approach	36
	Sales Comparison Approach	53
	Cost Approach	54
	Reconciliation	55
	Addenda
	Engagement Letter
	Qualifications
	Namit Malhotra
	Suzanne R. Mellen, CRE, MAI

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Summary of Salient Data and Conclusions 1

1.     Summary of Salient Data and Conclusions

Property:	The Westin Michigan Avenue – Chicago
Location:	10650 North Central Expressway
Chicago, Illinois 60611
Date of Inspection:	September 6, 2000
Interests Appraised:	Fee simple and leased fee
Date of Value:	September 6, 2000

Land:
Area:	± 0.938 acres, or ± 40,958 square feet
Zoning:	B6 - 6 - Restricted Central Business District
Assessor’s Parcel Numbers:	17-03-213-005, 006
Flood Zone:	C

Improvements:
Guestrooms:	751
Floors:	16 and 27
Food and Beverage Facilities
Grill on the Alley (Leased):	200 Seats
Cafe A La Carte:	N/A
Meeting Space:	39,965 square feet
Parking:	209 garage spaces
Years Built/Renovated:	Main Building - 1963/1999
Tower - 1972/1999

Summary of Value Parameters:
Highest and Best Use (as if vacant):	Transient lodging facility
Highest and Best Use (as improved):	Transient lodging facility
Exposure Period:	Less than or equal to twelve months
Stabilized Year:	2002/2003

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Summary of Salient Data and Conclusions 2

Estimates of Market Value:
Income Capitalization Approach:	$124,600,000
Sales Comparison Approach:	$75,000,000 to $139,000,000
Cost Approach:	Not Applicable

Market Value Conclusion:	$124,600,000
Per Room:	$165,900

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 3

2.     Appraisal Update

Nature of the Assignment	The subject of the appraisal update is the fee simple and leased fee interests in a ± 40,958-square-foot (± 0.938-acre) site currently improved with a full-service lodging facility known as the Westin Michigan Avenue. The subject property contains 751 rentable units, a leased restaurant, a freestanding quick-service coffee and pastry kiosk, 39,965 square feet of meeting space, a business center, a fitness room, a gift shop, an underground parking garage with 209 spaces, and a typical complement of back-of-the-house facilities. The property is located in the city of Chicago, the county of Cook and state of Illinois. The hotel’s civic address is 909 North Michigan Avenue, Chicago, Illinois 60611.

Objective of the Appraisal Update	The objective of the appraisal update is to estimate the “as is” market value of the subject property. The original appraisal of the subject property has a date of value of March 8, 1999.

Property management’s 1999/00 renovation plan is currently underway, and is expected to be completed by April 2001. It is important to note that the subject property has undergone extensive renovations since our prior appraisal, the most important being the renovations of the Main Building. The Main Building was closed in the beginning of 2000 for the replacement of HVAC and electrical systems. The soft and case goods in the guestrooms and hallways were also replaced. In addition, the subject property’s main restaurant, The Chelsea Restaurant and Bar, was closed; and was replaced by the Grill on the Alley, which is a leased restaurant and lounge. According to property management, approximately 9,900 square feet of underutilized administrative and public space was converted to meeting space as part of the renovation of the hotel’s public and back-of-the-house areas. Most of this additional meeting space came about as a result of the conversion of third-floor administrative offices into breakout rooms. All the renovated areas of the hotel are in excellent condition, while the other areas of the subject property appeared in adequate condition, at the time of inspection.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 4

Another variation in the subject market since our prior appraisal is the opening of three additional lodging facilities and changes to the proposed additions to supply. These developments will be discussed in greater detail later in this report.

Our appraisal update involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that have influenced real estate values since our prior appraisal.

Exposure Period	The exposure period, referring to the amount of time necessary for the real estate to have been exposed retrospectively, prior to our date of value, is estimated to be less than or equal to 12 months. According to the most recent National Investor Survey published by CB Richard Ellis, exposure time has increased in the past six months due to reduced REIT activity and a more stable real estate investment environment. The survey reports average exposure periods of 7.4 months for Class A hotels, 9.2 months for Class B hotels, and 10.6 months for Class C hotels. These data differ slightly with investor survey results from the Korpacz Real Estate Investor Survey published by PricewaterhouseCoopers. This survey references marketing time with the average stated as 6.85 months. Marketing times, as reported by the Korpacz survey, average 6.31 for full-service hotels, 6.89 for economy/limited-service hotels, 6.64 for luxury hotels, and 7.55 for extended-stay hotels.

Use of the Appraisal Update	This report is intended for use by 909 North Michigan Avenue Corporation, C/O Starwood Hotels and Resorts, and its subsidiaries, affiliates, lenders and joint venture partners in connection with the potential sale or refinancing of the subject property. Any responsibility of HVS International is limited to the client and its joint venture, and use of our product by third parties shall be solely at the risk of the client and/or third parties. The client and its joint venture partners shall be entitled to rely on this update and the March 8, 1999 report.

This report is only valid when used in conjunction with our original appraisal report, HVS reference number 1999040002, dated March 8, 1999, with a date of value of February 1, 1999.

Scope of the Assignment	All information was collected and analyzed by the signatories to this report. Operating history and descriptive data for the property were supplied by 909 North Michigan Avenue Corporation, C/O Starwood Hotel & Resorts Worldwide, Inc. We have investigated numerous improved sales in the market area and have spoken with buyers, sellers,

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 5

brokers, property developers, and public officials. In addition, we have investigated the general economy of the area affecting the subject property, as well as the specifics of the competitive hotel market. The value conclusion of the complete appraisal is based upon this investigation and analysis and is conveyed in this appraisal update report.

Property Right Appraised	The property rights appraised are the fee simple and leased fee interests in the land and improvements, including furniture, fixtures, and equipment, subject to Westin Hotels & Resorts management. A fee simple interest is defined as “absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power and escheat.“[1] The property is managed by Westin Hotels and Resorts, a hotel management company that provides management expertise, brand-name affiliation, and a central reservations system. Westin Hotels and Resorts is a subsidiary of Starwood Hotels and Resorts. As was reviewed in the “Income Capitalization Approach” section of our previous report, Westin Hotels and Resorts management is an efficient operator of the subject property. The subject property is encumbered by a management agreement. We assume upon sale continued management of the property by Westin Hotels and Resorts. As such, we have deducted general and incentive management fees in our forecast, as stipulated in the management agreement, which was synopsized in the addenda to our prior report.

A leased fee interest is defined as “an ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.“[2] The subject’s leased fee interest consists of the Grill on the Alley Restaurant and Lounge, and several smaller retail spaces.

Methodology	The methodology used to develop this appraisal update is also consistent with that of the original appraisal. The value conclusion is based upon this investigation and analysis and is conveyed in this appraisal update.

[1] Appraisal Institute. The Dictionary of Real Estate Appraisal. 3rd ed. Chicago: Appraisal Institute, 1993, p. 140.

[2] ibid., p. 204.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 6

Ownership and Assumptions	The subject property is owned by 909 North Michigan Avenue Corporation, a wholly owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc., the Westin Chicago Limited Partnership, and Westin Hotels Limited Partnership; ownership has remained unchanged in the past three years.

A portion of the subject property’s basement extends beneath the sidewalk of Delaware Place on land owned by the city of Chicago. In 1998, the subject property paid $33,581 to the city for a vaulted space permit to allow for this extension. According to property management, this annual lease expense has remained unchanged for at least the past four years and is unlikely to escalate beyond inflation in future years. For the purposes of this appraisal, we assume that this amount will increase at inflation in our projections.

The subject’s leased fee interest consists of the Grill on the Alley Restaurant and Lounge, and several smaller retail spaces. For purpose of this appraisal, we have assumed that the lease income generated will increase at inflation throughout our projections.

No other changes have affected the subject property’s ownership since the prior appraisal.

Pertinent Dates	The subject property was inspected by Namit Malhotra, on September 6, 2000. Suzanne R. Mellen, CRE, MAI, did not inspect the property, but participated in the analysis and review. The effective date of the appraisal update is September 6, 2000. All projections are expressed in inflated dollars, and the value estimate represents 2000 dollars.

Description of the Real Estate	The subject property contains 751 rentable units, a leased restaurant, a freestanding quick-service coffee and pastry kiosk, 39,965 square feet of meeting space, a business center, a fitness room, a gift shop, an underground parking garage with 209 spaces, and a typical complement of back-of-the-house facilities.

Improvements

The hotel consists of a main building and tower, with the development covering nearly all developable portions of the subject site’s ± 0.938 acres. The 16-story main building was constructed in 1963, and the 27-story tower was constructed in 1972. The main building occupies the western portion of the parcel, which fronts Michigan Avenue, and the tower

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 7

occupies the eastern portion. The subject property also has three lower levels, which contain the hotel’s back-of-the-house facilities, engineering spaces, and a parking garage. As mentioned previously, the subject property’s improvements have undergone a major renovation since our prior appraisal and are generally on par with those of its competitors.

Several changes have affected the subject property’s improvements since the prior appraisal, including the addition of meeting space, the leasing of the restaurant, and renovations to the main building; the subject property has also undergone reconfiguration of its back-of-the-house areas. The eastern portion of the main building’s 16th floor, an unfinished space that was formerly a fitness center, was refinished to house the administrative offices for the hotel, previously located on the third floor. In addition, the accounting department, previously located on the third floor, was relocated to a boardroom in the basement, adjacent to the cafeteria. On the second floor, a spiral staircase connecting the first and second floors became superfluous (not required per fire code), as the Grill on the Alley increased the space allocation from that of the previous Chelsea Restaurant and Bar to include a portion of the lobby. The 200-seat restaurant’s menu is classic American grill - prime steaks, fresh seafood, traditional dishes such as chicken pot pie or meatloaf and mashed potatoes, and homemade desserts. There are two other Grill on the Alley restaurants under operation, one in San Jose, California, and another one in Beverly Hills, California.

An additional meeting room was created with the reallocation of restaurant space. Other minor changes include a relocation of the business center and the Service Express department.

All the renovated areas of the hotel are in excellent condition, while the other areas of the subject property appeared in adequate condition at the time of inspection. The capital expenses that are budgeted for 2000 are discussed in the following section.

Capital Expenditures

We have reviewed the management’s updated actual 1998, 1999 and planned 2000 capital expenditures, many items of which changed from the 1998, 1999 and 2000 capital expenditure budgets provided in our prior appraisal. As provided by property management, the following chart details the most recent rendition of this budget.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 8

Updated Capital Expenditure Budgets

	Actual	Budget	Spent	Balance
Item	1998	1999 and 2000	Upto Sep 2000	Remaining

Renovation
Guestroom miscellaneous		$75,000		$75,000
Guestroom televisions		324,385	$178,101	146,284
Guestroom safes		375,500		375,500
Guestroom renovation		13,600,676	13,600,676
Guestroom renovation - 179 Tower rooms	$1,250,665
Guestroom renovation - remaining Tower rooms	4,869,556
Completion of 10 Tower suites	150,000
Mock-up room for Main building renovation	20,908
Guestroom renovation - 18 corner suites	540,000
Renovation - Presidential and State Suites		436,247	436,247

Subtotal	$6,831,129	$14,811,808	$14,215,024	$596,784

Fire & Life Safety/ADA
ADA guest elevators
Fire & life safety

Subtotal

Rooms Department
Rooms miscellaneous	$110,462	$30,383	$30,383
Suite conversion
Mattresses (319 in 1998 & 516 in 1999)	76,732
Convert Rex meeting rooms to guestrooms	11,996	250,000	34,492	$215,508
Hallway carpeting	630,000
Signage and electronic reader boards		140,000		140,000

Subtotal	$829,190	$420,383	$64,875	$355,508

Food and Beverage/Meeting Space
F & B miscellaneous	$76,662	153,849	142,960	$10,889
Banquet room sound system
Consort/Monarch renovation		813,500	96,498	717,002
Governor’s suite renovation
Public washrooms	23,929
Convert suite to boardroom	14,639
3rd-floor renovation	111,258
Grill in the Alley capital obligation		677,534	677,534
Construct new function room on 2nd floor		72,057	72,057
Convert 3rd-floor offices to meeting rooms		1,190,440	1,190,440
Minibars (390 in 1998 & 349 in 1999)	195,451	163,078	163,078

Subtotal	$421,939	$3,070,458	$2,342,567	$727,891

Systems
EDP miscellaneous	$200,325	$103,258	$103,258
Telephone switch		750,000	286	$749,714
Fidelio	30,000	190,000		190,000
Non project additions		168,806	168,806
ADP		54,720	51,720
Miscellaneous		49,000

	$230,325	$1,315,784	$324,070	$939,714

HVS International, San Francisco, California	The Westin Michigan Avenue —Chicago	Appraisal Update 9

Updated Capital Expenditure Budgets (Continued)

	Actual	Budget	Spent	Balance
Item	1998	1999 and 2000	Upto Sep 2000	Remaining

Administration and Engineering
Health-club miscellaneous
Replace and rebalance domestic water	$225,000
Boilers
Engineering miscellaneous		$75,000	$75,000
Elevators modernization
Ice machines
Resurface service areas - 12 floors
Engineering misc. (Tower room HVAC controls)	177,823
Public area telephone booths	3,489
Installation of coils		900	900
Manitowoc ice machines	51,867
Convert old health club to administrative office	39,603	383,689	383,689
Cafeteria upgrade	4,591
Chillers	33,260	639,271	639,271
Replace trash compactor and lift	31,779
Employee locker rooms		255,005	18,709	$236,296

Subtotal	$567,412	$1,353,865	$1,117,569	$236,296

Building, Grounds, Other
Pool roof
Exterior facade
Exterior signage
Awning illumination
Reclad planters in stone to match building
New sidewalk	$78,790
Brick exterior facade	1,183
Replace 5th-floor roof	100,000
Replace 17th-floor roof	163,832
Replace 29th-floor elevator roof		$102,300	$102,300
Fire exit stairway from 2nd floor	30,463
Construct replacement fire exit from 2nd floor		87,908	87,908
Garage entrance facade, floor, ceiling renovation		13,024	2,224	$10,800
Concrete restoration of loading dock and garage ramps		33,550	33,550
Lobby		1,500,000	12,216	1,487,784
Lobby artwork
Lobby softgoods replacement	26,543
Service Express build-out	77,031
Water pipe risers (Main Building)	9,060
4-pipe HVAC system (Main Building)	2,650,000
Copper domestic water pipes (Main Building)	820,000
Engineering miscellanous
Architectural/Engineering study fees - Lobby/Public areas		50,000	7,313	42,687

Subtotal	$3,956,902	$1,786,782	$245,511	$1,541,271

Total Capital Expenditures	$12,806,897	$22,759,080	$18,309,616	$4,449,464
Total Capital Expenditures (Per Room)	$17,053	$30,305	$24,380	$5,925

Source: Starwood Hotels & Resorts

As shown, the updated 1999 and 2000 capital expenditure budget totals $22,759,080, as compared to the $16,957,000 presented in the prior budget.

HVS International, San Francisco, California	The Westin Michigan Avenue —Chicago	Appraisal Update 10

The largest budgeted increase is for the guestroom renovations. At the time of our inspection, approximately $18.3 million of the 1999 and 2000 budget had been spent. The remainder of the budgeted amount, $4.4 million, has been deducted from our income capitalization approach value conclusion. The major projects remaining include the reconfiguration of the lobby, and upgrades to the hotel’s telephone switch. The lobby decor is in good condition as a result of its renovation in 1995; however, due to the hotel’s layout and the allocation of space on the hotel’s first floor to retail tenants along Michigan Avenue, the subject property’s lobby is long and narrow. During peak periods of check-in and check-out, the hotel’s lobby is easily congested. Moreover, the narrow lobby is not representative of the size and quality of the hotel as a whole, thereby reducing the overall guest experience. According to property management, a study is being done to reorient the lobby space to improve access and to enhance the overall impression of the hotel for future guests.

The appraisers feel that these projects are considered necessary for the subject property to remain competitive in the marketplace and to achieve the projections set forth in our forecast of income and expense. As such, this appraisal assumes a capital deduction of $4.4 million, in addition to the normal deduction for reserves for replacement. In our opinion, a prudent buyer of the subject property would consider these expenditures necessary to ensure the long-term competitiveness of the subject property.

We have forecast a reserve for replacement for the subject property of 4.0% of total revenues. The appraisers were not provided with the a 2001 capital expenditure budget for the subject property.

The appraisers are not professional cost estimators. No professional estimate has been prepared to determine the exact extent and cost of the budgeted capital improvements. Should the property require additional capital improvements in excess of the reserve forecast, then our estimate of the subject’s market value may decline by the additional cost. We urge any party interested in the subject property to retain a professional cost estimator to determine the capital expenditure requirements.

Market Area Analysis	Market area trends have remained relatively stable relative to those discussed in our prior appraisal, with the differences considered in the following discussion.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 11

Airport Statistics

The following table shows historical air passenger trends for Chicago O’Hare International Airport and Chicago Midway Airport between 1992 and 1999, and year-to-date through June 2000.

Air Passenger Statistics - O’Hare International Airport and Midway International Airport

	O’Hare International Airport				Midway International Airport

Year	Domestic	International	Total	% Change	Domestic	International	Total	% Change

1992	59,217,188	5,223,899	64,441,087	—	4,620,889	3,335	4,624,224	—
1993	59,191,702	5,899,466	65,091,168	1.0%	6,757,274	4,819	6,762,093	46.2%
1994	60,293,999	6,174,270	66,468,269	2.1	9,543,308	18,675	9,561,983	41.4
1995	60,418,513	6,790,451	67,208,964	1.1	9,952,326	31,009	9,983,335	4.4
1996	61,935,067	7,218,461	69,153,528	2.9	9,823,462	15,821	9,839,283	(1.4)
1997	62,442,401	7,936,284	70,378,685	1.8	9,826,171	2,980	9,829,151	(0.1)
1998	63,599,789	8,902,199	72,501,988	3.0	11,419,629	559	11,420,188	16.2
1999	62,878,889	9,731,232	72,610,121	0.1	13,585,029	233	13,585,262	19.0

YTD June 99	3,417,000	4,540,000	7,957,000		6,405,000	123	6,405,123
YTD June 00	3,492,516	5,067,326	8,559,842	7.6%	7,485,124	1,976	7,487,100	16.9%
Average Annual Compounded Percentage Change (1992-99)				1.7				16.6

Source: Chicago Department of Aviation

Chicago O’Hare International Airport (ORD) is currently served by 46 airlines. From 1992 to 1999, total passengers at ORD steadily increased at an average annual rate of 1.7%. In 1994,a $618-million international terminal was completed, which increased capacity for international flights. Chicago O’Hare International Airport is the world’s busiest commercial airport. In the year-to-date 2000 period the passenger counts are up by 7.6%, based largely on an increase in international arrivals, associated with a extremely strong convention year. However, going forward, growth in total passengers is expected to be minimal in the future, as the airport is approaching its operational capacity.

Alternatively, Chicago Midway Airport is served by 15 airlines and handles more corporate jet aircraft than Chicago O’Hare International Airport. In addition to the major air carriers, the airport is served by several discount airlines such as Frontier, Southwest, and Vanguard. Total passenger counts at the airport increased substantially in 1998 and 1999 and year-to date through June 2000, by 16.2%, 19.0%, and 16.9%, respectively. According to airport officials, approximately $100 million has been invested

HVS International, San Francisco, California	The Westin Michigan Avenue —Chicago	Appraisal Update 12

in recent years to improve the airport’s parking, terminal, and airfield facilities. These improvements, combined with the increased cost of flying on major airlines and the comparatively easy accessibility of Chicago Midway Airport, have contributed to the sharp increase in passenger counts.

Office Space Statistics

Trends in occupied office can be reliable indicators of lodging demand; firms that occupy office space often exhibit a strong propensity to attract commercial visitors. Although it is difficult to quantify hotel demand based on the amount of occupied office space, changes in the amount of occupied office space or office space vacancy rates may have a proportional impact on commercial demand, and a less direct effect on group meeting demand. The following chart summarizes office space statistics for the Chicago downtown and suburban office markets between 1997 and the first quarter of 2000.

Office Space Statistics - Chicago Downtown and Suburban

Chicago Downtown Office Market

	Net Rentable Area
	Square Feet			Vacancy Rate

Submarket	1999		1st Qt. 2000	1997	1998	1999	1st Qt. 2000

West Loop	—		—	10.6%	12.2%	7.0%	6.4%
Central Loop	—		—	12.9	16.8	8.4	7.7
East Loop	—		—	19.9	19.1	15.5	12.7
N. Michigan Avenue	—		—	13.9	15.7	7.7	7.9
River North	—		—	7.8	14.3	5.5	4.2

Totals	105,000,000	*	105,800,000	13.8%	15.6%	10.5%	8.3%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Net Absorption (Square Feet)

Submarket	1997	1998	1999	1st Qt. 2000

West Loop	64,047	1,147,562	259,215	160,767
Central Loop	1,557,393	62,186	383,071	285,602
East Loop	(181,019)	145,851	564,604	536,100
N. Michigan Avenue	300,204	213,884	147,534	16,436
River North	65,062	162,533	23,157	36,849

Totals	1,805,687	1,732,016	1,377,581	1,002,882

Chicago Suburban Office Market

	Net Rentable Area
	Square Feet			Vacancy Rate

Submarket	1999		1st Qt. 2000	1997	1998	1999	1st Qt. 2000

North Suburbs	—		—	8.0%	7.5%	9.2%	9.0%
Northwest Suburbs	—		—	8.0	7.0	8.4	9.4
O’Hare	—		—	10.3	9.2	9.1	8.7
East-West Tollway	—		—	9.0	9.3	12.6	12.2
West Cook	—		—	N/A	N/A	18.6	18.0
South Suburbs	—		—	13.6	13.4	16.5	15.7

Totals	87,900,000	*	89,600,000	9.0%	8.6%	10.5%	10.5%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Net Absorption (Square Feet)

Submarket	1997		1998		1999	1st Qt. 2000

North Suburbs	—		—		1,191,760	489,693
Northwest Suburbs	—		—		286,858	245,522
O’Hare	—		—		(95,687)	(53,559)
East-West Tollway	—		—		865,663	769,775
West Cook	—		—		11,872	(8,044)
South Suburbs	—		—		(15,985)	(21,548)

Totals	2,700,000	*	2,700,000	*	2,244,481	1,588,141

* Rounded Value

Source: CB Richard Ellis

HVS International, San Francisco, California	The Westin Michigan Avenue —Chicago	Appraisal Update 14

A surge in leasing activity due to strong demand and delayed occupancies has tightened up the downtown Chicago office market. The first quarter 2000 vacancy rate dropped significantly, to 8.3%, from 10.5% in year-end 1999. Net absorption was at 1,002,882 square feet during the first quarter of 2000, the strongest start in years, due to of several occupancies being pushed into 2000; this compares to the 134,918 square feet absorbed during the same period in 1999. During the fourth quarter of 1999, the first new speculative office space since 1992 was delivered to the market. The trend continues with four buildings under construction, or 2,454,000 square feet, in the downtown office market. Based on current construction schedules, two of the buildings, or 754,000 square feet, will be completed later this year, with the remaining two buildings scheduled for completion in 2001.

The suburban office market is benefiting from the ongoing expansion of major technology and communications companies; much of the space is being leased to established companies with corporate or regional headquarters in the area are now spinning off new divisions. Strong absorption during the first quarter of 2000 accounted for the stable vacancy rate in the Chicago suburban office market, as demand for space kept pace with extensive supply expansion. The net amount of space leased during the quarter was nearly 1.6 million square feet, the strongest start in nearly a decade. Absorption for the remainder of the year is projected to be strong, but at levels lower than that at which supply is being added. An additional 21 buildings are scheduled to open by year-end, and speculative development will top 3.8 million square feet, 300,000 square feet more than in 1999. Year-to-date, 1,776,134 square feet has been completed and 2,414,122 square feet is currently under construction.

Convention Statistics

The following table presents statistics provided by the Chicago Convention and Tourism Bureau relating to the total number of conventions, trade shows, and meetings held along with total attendance from 1991 to 1998, an estimate for 1999, and projections for 2000. This is the most current data available.

Chicago Convention Statistics

	1990	1991	1992	1993	1994	1995

Conventions
Number of	1,102	1,105	1,055	1,224	1,377	1,205
Attendance	510,869	333,407	470,768	567,493	712,472	853,466

Trade Shows
Number of	136	205	192	180	165	153
Attendance	1,787,160	2,092,600	1,998,250	1,952,550	1,961,799	2,006,604

Corporate Meetings
Number of	27,108	28,288	28,835	34,317	35,993	37,499
Attendance	893,089	931,853	951,566	1,132,457	1,187,769	1,237,525

Total Events
Number of	28,346	29,598	30,082	35,721	37,535	38,857
Percent Change	—	4.4%	1.6%	18.7%	5.1%	3.5%
Attendance	3,191,118	3,357,860	3,420,584	3,652,500	3,862,040	4,097,595
Percent Change	—	5.2%	1.9%	6.8%	5.7%	6.1%

Room Nights Booked *	—	—	—	—	—	—
	—	—	—	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Estimated	Projected
	1996	1997	1998	1999	2000

Conventions
Number of	1,545	1,381	1,474	1,573	1,729
Attendance	1,094,144	977,826	1,134,097	1,179,790	1,204,309

Trade Shows
Number of	140	163	172	179	178
Attendance	2,435,353	2,176,451	2,524,283	2,638,667	2,707,272

Corporate Meetings
Number of	34,288	32,273	32,707	34,016	34,900
Attendance	1,131,500	1,065,000	1,170,000	1,210,950	1,242,435

Total Events
Number of	35,973	33,817	34,353	35,768	36,807
Percent Change	(7.4)%	(6.0)%	1.6%	4.1%	2.9%
Attendance	4,660,997	4,219,277	4,828,380	5,029,407	5,154,016
Percent Change	13.7%	(9.5)%	14.4%	4.2%	2.5%

Room Nights Booked *	1,890,177	1,853,739	1,748,777	1,893,825	2,179,236
	—	(1.9)%	(5.7)%	8.3%	15.1%

Annual Compounded Percent Change, 1990 - 1998:

Number of Events	2.8%
Attendance	6.1%

* Figures represent room nights booked through the CCTB only

Source: Chicago Convention and Tourism Bureau

HVS International, San Francisco, California	The Westin Michigan Avenue —Chicago	Appraisal Update 16

Despite the adverse affects of the recession during the early 1990s, the total number of events held and attendance in Chicago consistently increased from 1990 through 1995. In 1996, the number of total events decreased as the result of displacement from the Democratic National Convention, which was held in August of that year, while the total number of attendees increased by 13.7%. McCormick Place is the largest trade show building in the country. The completion of the $987-million McCormick Place expansion in 1997 nearly doubled the size of the facility. Beginning in 1998, Chicago assumed the annual host-city role for future COMDEX conventions. The convention, produced in cooperation with Microsoft Corporation, annually draws over 100,000 attendees and generates nearly $151 million in expenditures. Between 1996 and (estimated) 2000, the number of room nights booked through the CCTB has increased at a compound annual rate of 3.6%, with an 8.1% increase in (estimated) 1999, and a 15.1% increase in (estimated) 2000. However, 2001 is expected to be a weak convention year. Based on data provided by the Chicago Convention and Tourism Bureau, there were a projected 2,179,236 room nights booked through the bureau in 2000; the total number of room nights booked in 2001, as of June 30, 2000, was at 1,630,076, or roughly a decline of 25%. Although more room nights are expected to be picked up, given the lead time between June 30, 2000 and December 2001, the coming convention year is not expected to be as strong as 2000.

Tourist Attractions

The following statistics show the increase in the number of Chicago tourist attraction attendance from 1995 to 1999.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update	17

Chicago Tourist Attraction Attendance

						Average Annual
						Compounded
	1995	1996	1997	1998	1999	Percent Change

Attraction
Navy Pier	3,000,000	4,500,000	6,081,200	8,248,000	7,750,000	26.8%
John G. Shedd Aquarium	1,844,927	1,775,765	1,802,385	1,981,000	1,851,618	0.1
Museum of Science and Industry	2,012,284	1,760,813	1,680,234	1,750,000	1,656,611	(4.7)
Art Institute of Chicago	2,248,576	1,669,842	1,723,549	1,537,157	1,358,412	(11.8)
Field Museum of Natural History	1,263,453	1,212,475	1,390,481	1,450,923	1,501,465	4.4
Lincoln Park Zoo*	4,000,000	4,000,000	3,000,000	3,000,000	N/A	(6.9)
Chicago Cultural Center	486,521	565,882	566,538	623,006	N/A	6.4

Festival
Taste of Chicago *	3,000,000	3,250,000	3,460,000	3,065,000	3,695,000	5.3%
Air and Water Show *	2,000,000	2,100,000	2,400,000	2,200,000	2,200,000	2.4
Chicago Blues Festival *	500,000	600,000	660,000	660,000	700,000	8.8
Venetian Night *	500,000	500,000	500,000	500,000	550,000	2.4
Chicago Jazz Festival *	300,000	310,000	300,000	310,000	360,000	4.7

* Estimated

Source: Chicago Convention and Tourism Bureau

Chicago offers a variety of experiences for tourists, as well as for commercial and group meeting visitors. Attractions such as the Magnificent Mile, Sears Tower, Navy Pier, and the Museum of Science and Industry make Chicago a destination choice for a significant number of visitors.

Supply and Demand Analysis	Regional Supply and Demand Overview

Updated supply and demand compiled by Smith Travel Research (STR) were obtained for the subject hotel market. Specifically, the following data include statistics on the subject property and all of its primary and secondary competitors discussed later in this report. Information since 1994 is presented in the following table.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update	18

Subject Hotel Market Trends

		%	Average	%			Room
Year	Occupancy	Change	Rate	Change	Supply	Demand	Sales

1994	70.4%	—	$118.33	—	—	—	—
1995	71.8	2.0%	123.96	4.8%	0.0%	2.0%	6.9%
1996	74.9	4.3	137.84	11.2	0.0	4.4	16.1
1997	75.9	1.3	148.75	7.9	0.0	1.3	9.3
1998	74.3	(2.1)	162.60	9.3	2.6	0.5	9.8
1999	74.7	0.5	166.84	2.6	5.2	5.7	8.4

YTD 6/99	72.8%	—	$161.87	—	—	—
YTD 6/00	71.5	(1.8)%	170.50	5.3%	3.9%	2.0%	7.4%

Source: Smith Travel Research

A review of the STR data yields the following observations:

•	After remaining constant until 1997, the guestroom supply increased in 1998, 1999, and year-to-date June 2000, due to the opening of the Hyatt Regency McCormick Place in July 1998, the Wyndham Hotel in April 1999, and the Park Hyatt in June 2000.

•	Year-to-date through June 2000 demand has increased by 2.0%, compared to the same period last year.

•	Average rate has increased at a compound annual rate of 7.1%, with strong growth seen from 1995 through 1998. Average room rates have increased in the year-to-date June 2000 period while occupancy has suffered. Occupancy increased steadily between 1994 and 1997, but with the onset of new supply, and 9.3% increase in average rate, occupancy declined slightly in 1998. In 1999, occupancy remained relatively stable, as the influx of new supply impeded significant average rate growth.

•	RevPAR increased by a compounded annual rate of 8.4% between 1995 and 1999.

•	With demand levels strong and the marketwide occupancy rate in the mid-70% range, the market’s hotels have remained aggressive in pursuing gains in average rate. This growth pattern is expected to continue, albeit at a slower rate.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update	19

Supply Analysis

Since the previous appraisal, the composition of the competitive market has more or less remained unchanged, with the following exceptions.

•	The Wyndham Hotel opened in April 1999, and the Park Hyatt opened in June 2000.

•	Given the extensive renovations at the subject property, the Holiday Inn Chicago City Center has been removed from our competitive set, as this hotel’s average daily rate of $139 in 1999 is significantly below that of the subject property.

The following chart sets forth summary statistics for year-end 1998 through projected 2000, measuring, among other factors, the historical rate of demand growth for the subject’s market. The data are based on our market research and pertain specifically to those hotels described in the sections of this report addressing competitors.

Primarily Competitive Review

						Estimated 1999 Market
					Segmentation				Estimated 1998

	Year	No. of	Meeting	Meeting		Grp.				Average
Property/Location	Opened	Rooms	Space	Space/Rm.	Comm.	Mtg.	Leis.	Cont.	Occ.	Rate	RevPAR

The Westin Michigan Avenue
909 N. Michigan Ave.	1963/72	751	39,965	53.2	30%	44%	12%	14%	71.0%	$159.91	$113.54
Chicago Marriott Downtown
540 N. Michigan Ave.	1978	1,172	58,800	50.2	30	55	15	0	79.0	166.00	131.14
The Drake Hotel
140 E. Walton Pl.	1920	535	27,700	51.8	40	35	25	0	70.0	203.00	142.10
Hotel Inter-Continental
605 N. Michigan Ave.	1929/90	842	44,142	52.4	30	60	10	0	82.0	175.00	143.50
Radisson Hotel & Suites
160 E. Huron St.	1973	341	18,000	52.8	35	35	25	5	78.0	149.00	116.22
Crowne Plaza Allerton
701 N. Michigan Ave.	1923/99	443	11,000	24.8	30	40	30	0	60.0	155.00	93.00
Wyndham Chicago
633 N. St. Calir St.	1999	418	21,000	50.2	30	60	10	0	0.0	0.00	0.00

Subtotal/Average		4,502	220,607	49.0	32%	49%	16%	3%	74.8%	$169.07	$126.50

Secondary Competition		2,586			29%	54%	12%	5%	75.0%	$159.63	$119.77

Total/Average		7,088			31%	51%	15%	4%	74.9%	$165.44	$123.92

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Estimated 1999					Projected 2000

		Average		Occupancy	Yield		Average		Occupancy	Yield
Property/Location	Occ.	Rate	RevPAR	Penetration	Penetration	Occ.	Rate	RevPAR	Penetration	Penetration

The Westin Michigan Avenue
909 N. Michigan Ave.	72.9%	$155.90	$113.65	97.9%	90.2%	71.6%	$171.46	$122.77	95.7%	92.1%
Chicago Marriott Downtown
540 N. Michigan Ave.	79.0	171.00	135.09	106.1	107.2	79.0	185.00	146.15	105.6	109.7
The Drake Hotel
140 E. Walton Pl.	72.0	211.00	151.92	96.7	120.6	76.0	215.00	163.40	101.6	122.6
Hotel Inter-Continental
605 N. Michigan Ave.	76.0	190.00	144.40	102.1	114.6	78.0	198.00	154.44	104.2	115.9
Radisson Hotel & Suites
160 E. Huron St.	80.0	149.00	119.20	107.5	94.6	80.0	153.00	122.40	106.9	91.8
Crowne Plaza Allerton
701 N. Michigan Ave.	55.0	163.00	89.65	73.9	71.2	62.0	155.00	96.10	82.9	72.1
Wyndham Chicago
633 N. St. Calir St.	63.0	158.00	99.54	84.6	79.0	64.0	165.00	105.60	85.5	79.2

Subtotal/Average	73.1%	$173.75	$126.96	98.2%	100.8%	74.2%	$182.35	$135.36	99.2%	101.6%

Secondary Competition	76.7%	$162.07	$124.37	103.1%	98.7%	75.9%	$170.82	$129.61	101.4%	97.3%

Total/Average	74.4%	$169.29	$126.00	100.0%	100.0%	74.8%	$178.08	$133.26	100.0%	100.0%

Competitive Review - Secondary Competitors

				Estimated 1999
				Market Segmentation

	Actual Rm.	Percentage	Weighted		Grp.
Property	Count	Competitive	Rm. Count	Comm.	Mtg.	Leis.	Cont.

Swissotel	630	50%	315	45%	40%	10%	5%
Hyatt Regency Chicago	2,019	50	1,010	15	65	10	10
Westin River North	425	50	213	45	40	15	0
Renaisance	535	50	268	35	50	15	0
Omni Suites	347	25	87	65	25	10	0
Doubletree Guest Suites	345	25	86	60	10	30	0
Embassy Suites	358	25	90	50	35	15	0
Sheraton Chicago Hotel & Tower	1,204	10	120	17	74	9	0
Chicago Hilton & Towers	1,543	10	154	21	68	11	1
Palmer House Hilton	1,640	10	164	35	50	15	0
Hyatt Regency McCormick Place	800	10	80	15	65	10	10

Total/Average	9,846		2,586	29%	54%	12%	5%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Estimated 1998			Estimated 1999			Projected 2000

		Average			Average			Average
Property	Occupancy	Rate	RevPAR	Occupancy	Rate	RevPAR	Occupancy	Rate	RevPAR

Swissotel	76.0%	$158.00	$120.08	75.0%	$162.00	$121.50	78.0%	$164.00	$127.92
Hyatt Regency Chicago	76.0	144.00	109.44	77.0	146.00	112.42	75.0	158.00	118.50
Westin River North	68.0	185.00	125.80	79.0	181.00	142.99	78.0	190.00	148.20
Renaisance	75.0	191.00	143.25	79.0	188.00	148.52	79.0	200.00	158.00
Omni Suites	78.0	192.00	149.76	75.0	200.00	150.00	77.0	210.00	161.70
Doubletree Guest Suites	73.0	169.00	123.37	73.0	168.00	122.64	66.0	172.00	113.52
Embassy Suites	82.0	179.00	146.78	83.0	176.00	146.08	81.0	177.00	143.37
Sheraton Chicago Hotel & Tower	77.0	155.00	119.35	79.0	168.00	132.72	77.0	172.00	132.44
Chicago Hilton & Towers	75.0	153.00	114.75	75.0	163.00	122.25	74.0	172.00	127.28
Palmer House Hilton	77.0	156.00	120.12	75.0	161.00	120.75	73.0	165.00	120.45
Hyatt Regency McCormick Place	49.0	153.00	74.97	69.0	152.00	104.88	74.0	160.00	118.40

Total/Average	75.0%	$159.63	$119.77	76.7%	$162.07	$124.37	75.9	$170.82	$129.61

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update	21

The subject property’s competitive set was discussed in detail in our previous appraisal and has not materially changed. Estimates of occupancy and average daily rate for 1999 and year-end 2000 serve as the basis for our projections of occupancy for the subject market and the subject property.

In terms of market performance, marketwide occupancy is estimated to remain stable increasing nominally from 74.4% in 1999 to 74.8% by year-end 2000. Average rate is projected to increase, from $169.29 in 1999 to $178.08 by year-end 2000. The improvement in average room rate is attributed to the healthy economic conditions in Chicago and the Midwest.

Additions to Supply

It is important to consider any new hotels that may have an impact on the subject property’s operating performance. According to city of Chicago planners, the hotel sector has been experiencing unprecedented growth recently, especially in the mid-size, full-service market.

During 1998, six new hotels opened in Chicago’s central business district (CBD), equating to 2,207 new rooms. These included the Allegro Hotel, the Hampton Inn & Suites, the Crowne Plaza Silversmith, the Hyatt McCormick Place, the Loews House of Blues Hotel, and the Hotel Monaco. During 1999, an additional six hotels opened with 1,721 new rooms. These included the Holiday Inn & Suites, the Wyndham Hotel, the Crowne Plaza Allerton (conversion), the Homewood Suites, the Burnham Hotel, and the Hilton Garden Inn. In June 2000, the 203-room Park Hyatt opened at the intersection of Chicago Avenue and Rush Street.

At the time of our fieldwork, there were seven new hotels, with 2,509 guestrooms, under construction or in the preconstruction stage of development. There were two other hotels, with 1,854 combined rooms, that are considered speculative, rumored for development in downtown Chicago. The following table summarizes the proposed hotels.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 22

Proposed Additions to Supply in the Downtown Chicago, Illinois Area

	Number			Projected	Percentage	Weighted
Property	of Rooms	Location	Status	Opening	Competitive	No. of Rms

Competitive:
Park Hyatt	203	Chicago & Rush	Open	06/01/2000	25%	51
Le Meridien	313	Michigan & Grand	Construction	03/01/2001	25	78
Embassy Suites River East	456	Fairbanks & Illinois	Construction	05/01/2001	25	114
Peninsula Hotel	340	730 N. Michigan	Construction	06/01/2001	10	34
Hotel Sofitel	415	Wabash & Chestnut	Construction	01/01/2002	50	208
Non Competitive:
Hilton Suites	425	Illinois & Columbus	Construction	01/01/2003	N/A	N/A
Marriott Suites	357	Dearborn & Randolph	Pre-Construction	07/01/2003	N/A	N/A

Speculative
Mandarin Oriental	260	55 E. Edie	Under review	N/A	N/A	N/A
Adam’s Mark	1,594	Illinois & Columbus	Under review	N/A	N/A	N/A

Total	4,363					485

Our fieldwork, which included discussions with hotel operators, developers, and government officials, ascertained the following information about each of the nonspeculative developments.

Park Hyatt

In 1996, the 255-unit Park Hyatt Chicago at 800 North Michigan Avenue was demolished. The site is located at the northeast corner of Rush Street and Chicago Avenue, a prominent and heavily trafficked location just west of North Michigan Avenue, adjacent to the historic Water Tower Visitors Center. Hyatt Development replaced the demolished property with a new Park Hyatt, which opened in June 2000. The new improvements include a 65-story, 725,000-square-foot complex containing a 203-room Park Hyatt hotel with an estimated 8,000 square feet of meeting space, 140 luxury condominiums, and 20,000 square feet of street-level retail space. As a participant in the luxury segment of the lodging market, this property is expected to compete primarily with the Ritz-Carlton and the Four Seasons, which are not direct competitors of the subject property. Allocated construction costs for the Park Hyatt, which features upscale amenities and large suites, were reported to be $340,000 per room. Due to its significantly smaller guestroom inventory and luxury orientation, we consider this hotel 25% competitive with the subject property.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 23

Le Meridien Hotel

Le Meridien Hotel is being developed as part of the North Bridge Development by a joint venture between the John Buck Company of Chicago, its partner Morgan Stanley Real Estate Funds, and Granada Group PLC. This property was earlier planned as a Wyndham Grand Bay; Wyndham sold its interests to Granada Group PLC in July 2000. Construction is underway at 520 North Michigan Avenue, at the site of the former McGraw Hill Building. The historic façade of the existing structure will be preserved and will front the newly developed hotel. This lodging facility will be part of a $450,000,000 mixed-use development that will span several prime blocks in the Chicago CBD and house a 220,000-square-foot Nordstrom and a 115,000-square-foot retail arcade featuring 35 specialty stores. The North Bridge complex extends from 520 to 600 North Michigan Avenue and will also include entertainment outlets such as Disney Quest, a five-level, 85,000-square-foot, urban interactive entertainment complex. Le Meridien will offer 313 spacious and luxurious guestrooms and suites; world-class dining in specialty restaurants; and 8,000 square feet of meeting space. Le Meridien is expected to be operational by March 2001; given its room count and limited meeting space, we consider it 25% competitive with the subject property.

Embassy Suites River East

This hotel is proposed to be part of the larger mixed-use River East Master Plan, which includes retail, residential, and theater developments. This 456-unit, all-suite hotel is expected to open in May 2001, and is expected to be owned and operated by Hilton Hotels Corporation. Due to its significantly smaller guestroom inventory and its anticipated market orientation, we consider this hotel to be 25% competitive with the subject property.

Peninsula Hotel

The 340-unit Peninsula Hotel is being constructed at 730 North Michigan Drive, in the heart of the “Magnificent Mile.” The hotel is expected to be operational in mid-2001. As a participant in the luxury segment of the lodging market, this property is expected to compete primarily with the Ritz-Carlton and the Four Seasons, which are not direct competitors of the subject property. Due to its significantly smaller guestroom inventory and its luxury orientation, we consider this hotel to be 10% competitive with the subject property.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 24

Hotel Sofitel

The Hotel Sofitel is proposed for the intersection of Chestnut St. and Wabash, approximately one mile south of the subject property. Reportedly, the land for the Hotel Sofitel has been purchased and zoning approval is pending. Accor, the developer of the Hotel Sofitel, spent a reported $11,200,000 for a 25,000-square-foot parcel to develop the hotel. Thus, we believe this project is highly likely to come to fruition, with an opening date of January 2002. Due to its anticipated orientation, and brand affiliation, we consider this hotel to be 50% competitive with the subject property.

Hilton Suites

A 425-unit Hilton Suites hotel is proposed for a parcel of land located at the intersection of Illinois Avenue and Columbus Drive. The property is part of the larger Grand Pier Center Mixed-Use Development, which includes retail space, residential development, a theater complex, and parking. Construction of the mixed-use development is currently underway. The hotel forms the third and final stage of this development, and is expected to open in 2003. Based on this hotel’s room count, and anticipated commercial orientation, we do not expect it to be competitive with the subject property.

Marriott Suites

Host Marriott has just obtained formal approval from the city of Chicago to develop a 357-unit, all-suite Marriott Suites hotel. The site is located at the intersection of Randolph Street and Dearborn Street. The expected opening date is July 2003. Due to its smaller guestroom inventory, as well as its anticipated transient nature, we do not consider this hotel competitive with the subject property.

In addition to the preceding projects, numerous projects are in varying stages of early predevelopment. According to local brokers, developers, and city officials, given the increased tightening of development capital, most of the pending projects not currently under construction are not likely to come to fruition. As such, we consider these projects to be very speculative. Specifically the 1,594-room Adam’s Mark hotel, if built, will be competitive with the subject property. However, the developer has been unable to obtain approval of the plans, and city officials are unable to

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 25

provide any timeline as to when this hotel might obtain necessary permits. Therefore, it has not been factored into this analysis.

While we have taken reasonable steps to investigate proposed hotel projects and their status, due to the nature of real estate development, it is impossible to determine with certainty every hotel that will be opened in the future, or what their marketing strategies and effect in the market will be. Depending on the outcome of current and future projects, the value of the subject property may be positively or negatively affected.

Demand Analysis

The following chart presents the most recent market trends for the subject hotel market. The data pertain to the subject property and the properties previously identified as its primary competition.

Summary of Changes in Market Conditions

	Accommodated	Percent	Room Nights	Percent	Market	Market	Percent	Market	Percent
Year	Room Nights	Change	Available	Change	Occupancy	ADR	Change	RevPAR	Change

1997	1,816,230	—	2,405,241	—	75.5%	$151.18	—	$114.16	—
1998	1,812,568	(0.2)%	2,419,881	0.6%	74.9	165.44	9.4%	123.92	8.6%
1999	1,895,227	4.6	2,546,465	5.2	74.4	169.29	2.3	126.00	1.7
Proj. 2000	1,935,910	2.1	2,587,011	1.6	74.8	178.08	5.2	133.26	5.8

Average Annual Compounded Percent Change 1997-99		2.2%		2.9%			5.8%		5.1%

Source: HVS International

As indicated in the previous chart, between 1997 and 1999, lodging demand in the subject market, as measured by accommodated room nights, increased by 2.2% per annum, while the marketwide average rates increased by 5.8% per annum.

Projections for 2000 indicate a 2.1% increase in accommodated room nights. Consequently, occupancy is also projected to increase to 74.8%, while average rate is projected to increase by 5.8%.

Demand Analysis Using Market Segmentation

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we have estimated the 1998 distribution of accommodated hotel

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 26

room night demand, by segment, for the market as a whole and for the subject property. The 1999 accommodated room night demand is estimated to have been captured by the 6,977 weighted rooms of the subject property and its primary and secondary competitors:

Marketwide Accommodated Room Night Demand

	Annual Room		Annual Room
	Night Demand	Percentage of	Night Demand	Percentage
Market Segment	Market	Total	Subject	Total

Commercial	582,977	30.8%	60,468	30.2%
Group Meeting	964,705	50.9	87,107	43.5
Leisure	279,322	14.7	23,980	12.0
Contract	68,595	3.6	28,648	14.3

Total	1,895,598	100.0%	200,202	100.0%

Group meeting demand dominates the local market, at 50.9% of the 1999 room night demand. This is followed by commercial demand with 31.0% of the total, leisure demand with 14.7%, and, lastly, contract demand with 3.6%. The subject property’s demand mix differs from that of the market in that The Westin accommodates a significantly larger proportion of leisure and contract demand, at 12.0% and 14.3%, respectively. Due to the subject property’s location along North Michigan Avenue, it draws both international and domestic transient guests. Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial

The commercial segment represents demand drawn from local businesses, which are primarily large firms in The Loop. Commercial demand tends to be the least price-sensitive segment and peaks on Monday through Thursday nights in the spring and fall months. The subject market experiences extremely high commercial demand and often sells out on weeknights during the peak seasons of late fall through early spring. Trends in this demand segment tend to be tied to changes in total employment, occupied office space, and air passenger statistics. Based on current economic indicators and discussions with area hotel operators, we project base commercial demand growth of 2.0% in 2000. Commercial

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 27

demand is then projected to grow by 1.0% in 2001 and each year thereafter.

Group Meeting

As previously discussed, the Chicago Convention and Tourism Bureau has had considerable success in attracting both large and numerous conventions. With the completion of the 800-unit Hyatt Regency McCormick Place in July 1998, the city’s ability to attract ever larger convention business has been further enhanced. Reportedly the convention bookings for 2002 will be strong, while 2001 is anticipated to be an off year due to the cyclical nature of the convention schedule. Significant additional group meeting demand is generated by the self-contained group meetings booked by hotels in the market, such as the subject property, which contain a substantial amount of meeting space.

Based on current economic indicators and discussions with area hotel operators, we project group meeting demand to increase by 1.0% in 2000. Group meeting demand is projected to decline by 6.0% in 2001, based on the soft prebooking trend discussed earlier. Group meeting demand is then expected to grow by 3.0% in 2002 and 2.5% in 2003 and each year thereafter.

Leisure

Future leisure demand is related to the overall economic health of the region and the nation. Trends in retail sales, retail sector employment, total employment, and air traffic counts tend to correlate most directly with leisure demand. The primary leisure demand generator for the subject property and its competitors is the shopping attractions along the Magnificent Mile. On the whole, the potential for leisure demand growth is considered to be relatively minor, particularly considering the high level of occupancy already noted in peak periods. We have forecast annual base leisure demand growth at 1.0% in 2000 and each year thereafter.

Contract

Trends in contract demand may be considered to be most directly correlated with airport traffic. However, as the least lucrative source of market demand, hotel operators tend to resist further contracting as market conditions improve. When other demand sources rebound, low-rated contract demand is generally foregone. Given the strength of

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the market, contract demand has not been projected to grow perceptibly during the forecast period.

Latent Demand

In order to quantify unaccommodated demand (or turnaway demand) we analyzed room night statistics for various competitive properties. Based on the market’s typical seasonal and weekly demand patterns, as well as the market orientation of the competitive hotels, we estimate that 2.0% of the market’s commercial demand, 4.0% of its group meeting demand, and 1.0% of its leisure demand is currently unaccommodated. The resulting calculation of unaccommodated room nights is roundly 53,041 rooms, or 145 rooms unaccommodated daily.

As was detailed earlier, a total of 596 weighted rooms (including the partial-year opening of the 100% competitive Wyndham Chicago) will be added to the existing competitive supply of 6,977 rooms by 2002. Based on the number of new rooms entering the market, we estimate the potential demand mix to be attracted to the market based on the market segmentation of 40% commercial, 40% group meeting, and 20% leisure demand, and an assumed stabilized occupancy of 75%. We estimate that, of the new hotels’ accommodated demand, 10% of commercial demand, 20% of group meeting demand, and 15% of leisure demand will be induced. The following chart details our quantification of total induced demand.

Total Induced Demand Calculation

													Total
		Total Additional		No. of			Market Segment		Estimated		Percentage		Induced
Market Segment		Room Supply		Days			Percentage		Occupancy		Induced		Room Nights

Commercial	(	596	X	365	)	X	40%	X	75.0%	X	10.0%	=	6,500
Group Meeting	(	596	X	365	)	X	40	X	75.0	X	20.0	=	13,000
Leisure	(	596	X	365	)	X	20	X	75.0	X	15.0	=	4,900
Contract	(	596	X	365	)	X	0	X	75.0	X	0.0	=	0

											Total Induced		24,400

As the increases in supply are forecast to occur over the next few years, the induced demand is phased in. The induced demand projections for each forecast year are based on the ratio of the build up of new rooms per year to the total new supply. The following chart details our induced demand projection.

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Induced Demand Forecast

	2000	2001	2002	2003	2004	2005

Phase-in:	24%	54%	100%	100%	100%	100%

Commercial	1,535	3,524	6,500	6,500	6,500	6,500
Group Meeting	3,071	7,048	13,000	13,000	13,000	13,000
Leisure	1,157	2,656	4,900	4,900	4,900	4,900
Contract	0	0	0	0	0	0

Total	5,763	13,228	24,400	24,400	24,400	24,400

Based on this procedure, we forecast the following average annual compounded market segment growth rates. It should be noted that these growth rates also consider latent demand, both unaccommodated and induced demand.

Forecast of Demand Growth by Segment

	2000	2001	2002	2003	2004	2005

Commercial	2.0%	1.0%	1.0%	1.0%	1.0%	1.0%
Group Meeting	1.0	(6.0)	3.0	2.5	2.5	2.5
Leisure	1.0	1.0	1.0	1.0	1.0	1.0
Contract	0.0	0.0	0.0	0.0	0.0	0.0

Weighted Average*	2.2%	(1.4)%	3.8%	1.7%	1.7%	1.7%
*Includes latent demand

Forecast of Marketwide Occupancy

The forecast of marketwide occupancy is based on a forecast of marketwide demand and supply. Based on our market research and discussions with hotel operators, we have estimated the year-end 2000 occupancy rates of the subject’s competitors. The 1999 areawide estimate of room night demand, by market segment, forms the historical base demand. To the segmented demand based, we have applied annual growth factors that were derived from the most relevant economic and demographic data previously analyzed. In the following table, total demand is then divided by the forecast of market supply, rendering an overall estimate of areawide occupancy. Thus, the forecast of marketwide occupancy is calculated as follows.

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Forecast of Marketwide Occupancy

	Historical	2000	2001	2002	2003	2004	2005

Commercial
Growth Rate	—	2.0%	1.0%	1.0%	1.0%	1.0%	1.0%
Accommodated Demand	582,977	594,636	600,582	606,588	612,654	618,781	624,969
Latent Demand		4,344	10,036	18,632	18,753	18,876	18,999

Group Meeting
Growth Rate	—	1.0%	(6.0)%	3.0%	2.5%	2.5%	2.5%
Accommodated Demand	964,705	974,352	915,891	943,368	966,952	991,126	1,015,904
Latent Demand		12,277	26,909	50,735	51,678	52,645	53,636

Leisure
Growth Rate	—	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
Accommodated Demand	279,322	282,115	284,936	287,785	290,663	293,570	296,506
Latent Demand		1,823	4,201	7,778	7,807	7,836	7,865

Contract
Growth Rate	—	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Accommodated Demand	68,595	68,595	68,595	68,595	68,595	68,595	68,595
Latent Demand		0	0	0	0	0	0

Totals
Commercial	582,977	598,980	610,618	625,220	631,407	637,657	643,968
Group Meeting	964,705	986,629	942,800	994,103	1,018,630	1,043,771	1,069,540
Leisure	279,322	283,938	289,137	295,563	298,470	301,406	304,371
Contract	68,595	68,595	68,595	68,595	68,595	68,595	68,595

TOTAL DEMAND	1,895,598	1,938,142	1,911,150	1,983,481	2,017,102	2,051,429	2,086,474

Annual Forecasted Growth	—	2.2%	(1.4)%	3.8%	1.7%	1.7%	1.7%

Existing Supply	6,977	7,088	7,088	7,088	7,088	7,088	7,088
Park Hyatt		30 [1]	51	51	51	51	51
Hotel Sofitel		0	0 [2]	208	208	208	208
Le Maridien		0	65	78 [3]	78	78	78
Peninsula Hotel		0	20	34 [4]	34	34	34
Embassy Suites		0	76	114	114 [5]	114	114
Available Rooms/Night	6,977	7,117	7,299	7,572	7,572	7,572	7,572
Nights per Year	365	365	365	365	365	365	365

TOTAL SUPPLY	2,546,465	2,597,816	2,664,314	2,763,853	2,763,853	2,763,853	2,763,853

Overall Supply Growth	—	2.0%	2.6%	3.7%	0.0%	0.0%	0.0%

MARKETWIDE OCCUPANCY	74.4%	74.6%	71.7%	71.8%	73.0%	74.2%	75.5%

1 June 2000 opening of the 25% competitive 203-unit Park Hyatt

2 January 2001 opening of the 50% competitive 415-unit Sofitel Hotel

3 March 2001 opening of the 25% competitive 313-unit Le Meridien

4 June 2001 opening of the 10% competitive 340-unit Peninsula Hotel

5 May 2001 opening of the 25% competitive 456-unit Embassy Suites

The marketwide occupancy rate is expected to decrease as the rate of new supply entering the market in 2000, 2001, and 2202 and is expected to

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exceed the projected rate of demand growth; marketwide occupancy is forecast to decrease to the low-70% range over this period. As the new room supply is absorbed, marketwide demand is forecast to eventually recover to the low- to mid-70% range by the end of our projection.

Occupancy and Average Rate Analysis	In the following section of this report, we set forth a basis for forecasting occupancy and average rate. Occupancy and average rate attainment, to some degree, may be manipulated by management. For example, a management philosophy may focus on cutting rates in order to maximize volume. In the following forecast, we have projected what we expect to be the most optimal mix of occupancy and average rate attainment based on market conditions, representing an operating approach that we believe would be followed by professional management. Occupancy results are highly dependent upon the pricing strategy employed by management. In the case of a more aggressive pricing strategy, a lower occupancy ratio may result, and vice versa.

Occupancy Projection - Penetration Factor Analysis

In order to prepare a forecast of occupancy for the subject property, we have reviewed the historical penetration factors for the subject property and its competitors, by segment, for 1999. The following chart summarizes these data.

1999 Penetration Factors by Segment

Property	Commercial	Group Meeting	Leisure	Contract	Overall

The Westin Michigan Avenue	96.4%	83.9%	79.8%	388.0%	97.9%
Chicago Marriott Downtown	103.5	114.7	108.0	0.0	106.1
The Drake Hotel	125.8	66.5	164.1	0.0	96.7
Hotel Inter-Continental	99.6	120.4	69.3	0.0	102.1
Radisson Hotel & Suites	122.3	73.9	182.3	148.5	107.5
Crowne Plaza Allerton	72.1	58.1	150.4	0.0	73.9
Wyndham Chicago	82.6	99.8	57.4	0.0	84.6
Secondary Competition	98.2	109.0	84.5	137.5	103.1

In 1999, the subject property accommodated roundly 98% of its fair share of market demand, a slight increase from the 94% penetration in 1998. Nevertheless, The Westin has a low commercial penetration due to its distance from The Loop relative to most of its competition. Additionally, the subject property is underserved in terms of meeting space for a property of its room inventory. Consequently, the subject property

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negotiates lower-rated contract demand, which supports the hotel’s occupancy during weak demand periods, but also reduces the overall average rate.

The secondarily competitive market had an overall penetration of 103.1%, characterized by above-market penetration of the group meeting and contract segments.

In preparing our forecast of the subject property’s occupancy, we have considered management’s historical rooms statistics as well as their budget for 2000. Reflecting both the improvements in the quality of the guestroom product resulting from the ongoing renovation as well as rising competitive pressure, the subject property’s penetration of the commercial segment is forecast to decline to 90% in 2000, increase to 100% in 2001, and stabilize at 105% in 2002. The decline in 2000, is based largely on year-to-date statistics, as the property was undergoing renovations at the time of inspection. With the increase in The Westin’s capacity to hold self-contained meetings in the enhanced meeting space, we forecast an increase in the hotel’s penetration level from 84.0% in 1999, to 85.0% in 2000 and 95.0% in 2001 and thereafter. We forecast the subject property’s leisure penetration to increase to 90% by 2002, up from 79.8% in 1999. Per the plan by management, contract demand is forecast to decrease over the next couple of years. Given the completion of the renovations, we expect the hotel will decrease its base of contract demand, effectively reducing its penetration level to 275.0% in 2001, before decreasing to a stabilized level of 210.0% in 2002.

Based on these projections and the subject property’s recent results and analyzed market mix, the following chart sets forth the forecast of the subject property’s occupancy.

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Forecast of the Subject Property’s Occupancy

	Historical	2000	2001	2002	2003	2004	2005	2006

Commercial
Demand	582,977	598,980	610,618	625,220	631,407	637,657	643,968	650,343
Penetration Factor	96.4%	90.0%	100.0%	105.0%	105.0%	105.0%	105.0%	105.0%
Capture	60,468	56,883	62,823	65,109	65,753	66,404	67,061	67,725

Group Meeting
Demand	964,705	986,629	942,800	994,103	1,018,630	1,043,771	1,069,540	1,095,954
Penetration Factor	83.9%	85.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%
Capture	87,107	88,491	92,149	93,664	95,975	98,344	100,772	103,260

Leisure
Demand	279,322	283,938	289,137	295,563	298,470	301,406	304,371	307,366
Penetration Factor	79.8%	75.0%	85.0%	90.0%	90.0%	90.0%	90.0%	90.0%
Capture	23,980	22,470	25,285	26,382	26,642	26,904	27,168	27,436

Contract
Demand	68,595	68,595	68,595	68,595	68,595	68,595	68,595	68,595
Penetration Factor	388.0%	388.0%	275.0%	210.0%	210.0%	210.0%	210.0%	210.0%
Capture	28,648	28,081	19,408	14,287	14,287	14,287	14,287	14,287

Total Capture	200,202	195,925	199,665	199,442	202,656	205,938	209,288	212,708

Available Room Nights	274,115	274,115	274,115	274,115	274,115	274,115	274,115	274,115

Occupancy	73.0%	71.5%	72.8%	72.8%	73.9%	75.1%	76.4%	77.6%
Rounded	73%	71%	73%	73%	74%	75%	76%	78%
Fiscalized		72	73	74	75	76	77	78

Overall Penetration
Fair Share	10.8%	10.6%	10.3%	9.9%	9.9%	9.9%	9.9%	9.9%
Market Share	10.6	10.1	10.4	10.1	10.0	10.0	10.0	10.0
Overall Penetration	98.1	95.8	101.5	101.4	101.3	101.2	101.1	101.1

Market Mix
Commercial	30%	29%	31%	33%	32%	32%	32%	32%
Group Meeting	44	45	46	47	47	48	48	49
Leisure	12	11	13	13	13	13	13	13
Contract	14	14	10	7	7	7	7	7

Total	100%	100%	100%	100%	100%	100%	100%	100%

For purposes of this analysis, we have utilized 2002/03 as the stabilized year, with an occupancy rate of 74% and an overall penetration level of 101.4%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy

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excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies above this stabilized level. We believe it equally possible for additional new competition and temporary economic downturns to force occupancy below this selected point of stability.

Average Rate Analysis

Using The Westin Michigan Avenue – Chicago’s actual average rates (historical 1999 average rates, similar to our occupancy analysis) as a starting point, we have applied a forecasted growth rate to each segment’s rate. It is important to note that room rate inflation does not necessarily conform to the underlying monetary inflation rate. Lodging facilities are typically most influenced by market conditions indicated by the relationship between supply and demand. As reviewed earlier, the subject’s competitive lodging market indicated an average rate increase of 2.3% in 1999.

The subject property’s average rate declined by 2.5% in 1999. However, the subject property is expecting to end 2000 with an average rate 10.0% higher than the 1999 level. Based on year-to-date data, management expects to achieve an year end-2000 average rate of $171.46. Year-to-date through June 2000 the subject property’s average rate is 7.9%, higher than the rate achieved during the same period last year.

In this appraisal, we have applied a base underlying inflation rate of 3.0% in all years of our projection. As mentioned throughout this narrative, the renovations just completed are expected to have a positive and direct impact upon average rates as well as occupancy. However, this is tempered by increased competitive pressures in the market. For the commercial segment, we have forecast rate growth of 8.0% in 2000, 4.5% in 2001, and tapering to a stabilized 3.0% in 2001. Similarly, we have forecast group meeting segment rate growth of 14.0% in 2000 and 3.5% in 2001, before stabilizing at 3.0% in 2002. These rates of growth are deemed to be supportable, given the extent of the anticipated renovation program and year-to-date 2000 performance. We have forecast 8.0% rate growth for the leisure segment in 2000, before stabilizing at 3.0% in 2001 and thereafter. Contract crew demand is projected to increase by 2.5% in 2000 and 3.0% thereafter, reflecting contracted rates

The following table illustrates the methodology we have used for projecting the subject property’s average rate. In the table, various growth

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rates are applied to the segmented average rate levels. The segmented average rates are then multiplied by the number of room nights projected for each segment. An overall forecast of rooms revenue results, from which an overall average rate may be calculated.

Forecast of Average Rate by Market Segment

Segmented ADR Growth Rates

Commercial	N/A	8.0%	4.5%	3.0%	3.0%	3.0%
Group Meeting	N/A	14.0	3.5	3.0	3.0	3.0
Leisure	N/A	8.0	3.0	3.0	3.0	3.0
Contract	N/A	2.5	3.0	3.0	3.0	3.0

Segmented ADR

Commercial	$188.56	$203.64	$212.81	$219.19	$225.77	$232.54
Group Meeting	157.20	179.21	185.48	191.04	196.78	202.68
Leisure	133.25	143.91	148.23	152.67	157.25	161.97
Contract	101.94	104.49	107.62	110.85	114.18	117.60

Segmented Rooms Captured

Commercial	60,468	56,883	62,823	65,109	65,753	66,404
Group Meeting	87,107	88,491	92,149	93,664	95,975	98,344
Leisure	23,980	22,470	25,285	26,382	26,642	26,904
Contract	28,648	28,081	19,408	14,287	14,287	14,287

Total	200,202	195,925	199,665	199,442	202,656	205,938

Segmented Rooms Revenue (000s)

Commercial	$11,402	$11,584	$13,369	$14,271	$14,845	$15,442
Group Meeting	13,693	15,858	17,092	17,894	18,886	19,932
Leisure	3,195	3,234	3,748	4,028	4,190	4,358
Contract	2,920	2,934	2,089	1,584	1,631	1,680

Total	$31,211	$33,610	$36,298	$37,777	$39,551	$41,412

Imputed ADR	$155.90	$171.55	$181.79	$189.41	$195.16	$201.09
Overall Growth	N/A	10.0%	6.0%	4.2%	3.0%	3.0%

Fiscal Year:	2000/01	2001/02	2002/03	2003/04

Average Rate	$178.40	$186.89	$193.26	$199.12
Expressed in Base-Year Dollars	$169.81	$172.71	$173.40	$173.46

For purposes of this analysis, we have used 2002/03 as the stabilized year. The stabilized average daily rate deflated to 1999 dollars equates to $173.40.

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This average rate, compared with the 1999 result of $155.90, indicates a real increase in average rate through the stabilized year. Due to the anticipated change in market mix, the overall rate growth of 6.0% projected in 2000, is higher than the individual segmented rate growth projections. We are forecasting the subject property will displace contract demand for higher rated commercial, group meeting and leisure demand.

The following chart summarizes our forecast of occupancy and average rate for the subject property through the stabilized year.

Forecast of Occupancy and Average Rate

	2000/01	2001/02	Stabilized

Occupancy	72.0%	73.0%	74.0%
Average Rate	$178.40	$186.89	$193.26

Highest and Best Use	The highest and best use of the subject site both as if vacant and as improved continues to be as a transient lodging facility.

Approaches to Value	Consistent with the prior appraisal, the value estimate relies primarily on the income approach, with secondary consideration of the sales comparison approach. As in our prior appraisal, we were unable to reach a reliable value conclusion via the cost approach.

Income Capitalization Approach	The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are the net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a mortgage-equity capitalization process and discounted cash flow analysis. The overall rates derived from our valuation are also reviewed as a valuation cross check.

Because the subject property is an existing hotel, its historical income and expense experience can serve as a basis for projections. The 10-year forecast of income and expense was prepared based on hotel operating statements (actual revenue and expenses) for the years 1998 and 1999, as well as year-to-date statements through June for 1999 and 2000 and results for the trailing 12 months through June 2000; the statements are unaudited. The following charts present these historical operating

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statements. In addition, revenue and expense forecasts are based on our interview with the property’s general manager and a review of the comparable operating statements in our in-house database.

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Historical Operating Performance - Westin Michigan Avenue

Year:	1999	1998
Total Rooms:	751	745
Occupied Rooms:	199,924	193,020
Occupancy:	72.9%	71.0%
Average Rate:	$155.90	$159.91

	$ (000s)	% of Gross	PAR [1]	POR [2]	$ (000s)	% of Gross	PAR [1]	POR [2]

DEPARTMENTAL REVENUE
Rooms	$31,168	68.4%	$41,502	$155.90	$30,866	66.8%	$41,428	$159.91
Food	8,508	18.7	11,329	42.56	9,304	20.1	12,488	48.20
Beverage	1,573	3.5	2,095	7.87	1,840	4.0	2,470	9.53
Telephone	1,468	3.2	1,955	7.34	1,513	3.3	2,030	7.84
Garage	1,055	2.3	1,405	5.28	1,131	2.4	1,517	5.86
Business Center	48	0.1	64	0.24	73	0.2	98	0.38
Other Income	1,717	3.8	2,286	8.59	1,474	3.2	1,978	7.63

Total	45,537	100.0	60,636	227.77	46,199	100.0	62,009	239.35

DEPARTMENTAL EXPENSES*
Rooms	7,208	23.1	9,597	36.05	7,279	23.6	9,770	37.71
Food & Beverage	8,551	84.8	11,386	42.77	8,443	75.8	11,332	43.74
Telephone	398	27.1	530	1.99	405	26.8	544	2.10
Garage	432	40.9	575	2.16	432	38.2	580	2.24
Business Center	36	75.4	48	0.18	43	59.4	58	0.22
Other Income	296	17.2	394	1.48	355	24.1	476	1.84

Total	16,921	37.2	22,531	84.64	16,957	36.7	22,760	87.85

DEPARTMENTAL INCOME	28,617	62.8	38,105	143.14	29,242	63.3	39,249	151.50

UNDISTRIBUTED OPERATING EXPENSES

Administrative & General	2,990	6.6	3,981	14.95	3,178	6.9	4,265	16.46
Management Fee	1,594	3.5	2,122	7.97	998	2.2	1,340	5.17
Marketing	3,315	7.3	4,415	16.58	3,045	6.6	4,088	15.78
Property Oper. & Maint	1,678	3.7	2,234	8.39	1,774	3.8	2,381	9.19
Energy	959	2.1	1,278	4.80	1,089	2.4	1,462	5.64

Total	10,536	23.2	14,030	52.70	10,085	21.9	13,536	52.25

HOUSE PROFIT	18,080	39.6	24,075	90.44	19,157	41.4	25,713	99.25

FIXED EXPENSES
Property Taxes	3,756	8.2	5,001	18.79	3,380	7.3	4,537	17.51
Insurance	426	0.9	567	2.13	428	0.9	574	2.22
Reserve for Replacement	1,821	4.0	2,425	9.11	1,848	4.0	2,480	9.57
Equipment & Other Rent	286	0.6	380	1.43	284	0.6	382	1.47
Incentive Management Fee	2,045	4.5	2,724	10.23	1,190	2.6	1,597	6.16

Total	8,334	18.2	11,098	41.69	7,130	15.4	9,570	36.94

NET INCOME	$9,746	21.4%	$12,977	$48.75	$12,027	26.0%	$16,143	$62.31

Food to Rooms		27.3%				30.1%
Beverage to Food		18.5				19.8
F&B to Rooms		32.3				36.1
Telephone to Rooms		4.7				4.9
Garage to Rooms		3.4				3.7
Business Center to Rooms		0.2				0.2
Other Income to Rooms		5.5				4.8

* Departmental expenses expressed as a percentage of departmental revenues
[1] Per Available Room
[2] Per Occupied Room

HVS International, San Francisco, California	The Westin Michigan Avenue —Chicago	Appraisal Update 39

Historical Operating Performance - Westin Michigan Avenue (continued)

Period:	YTD June 2000	YTD June 1999
Total Rooms:	751	751
Occupied Rooms:	87,692	91,929
Occupancy:	64.2%	67.6%
Average Rate:	$167.63	$155.34

	$ (000s)	% of Gross	PAR [1]	POR [2]	$ (000s)	% of Gross	PAR [1]	POR [2]

DEPARTMENTAL REVENUE
Rooms	$14,699	70.5%	$19,573	$167.63	$14,280	67.4%	$19,015	$155.34
Food	3,644	17.5	4,852	41.56	4,153	19.6	5,530	45.17
Beverage	493	2.4	656	5.62	821	3.9	1,093	8.93
Telephone	587	2.8	781	6.69	695	3.3	925	7.56
Garage	457	2.2	608	5.21	450	2.1	599	4.89
Business Center	15	0.1	20	0.17	23	0.1	31	0.25
Other Income	946	4.5	1,260	10.79	759	3.6	1,011	8.26

Total	20,841	100.0	27,750	237.66	21,181	100.0	28,203	230.40

DEPARTMENTAL EXPENSES*
Rooms	3,682	25.0	4,902	41.98	3,568	25.0	4,752	38.82
Food & Beverage	3,614	87.4	4,813	41.22	4,296	86.4	5,720	46.73
Telephone	183	31.1	243	2.08	213	30.7	284	2.32
Garage	251	54.9	334	2.86	211	46.8	281	2.29
Business Center	16	109.2	21	0.18	19	79.9	25	0.20
Other Income	76	8.0	101	0.87	143	18.8	191	1.56

Total	7,821	37.5	10,415	89.19	8,450	39.9	11,251	91.92

DEPARTMENTAL INCOME	13,019	62.5	17,336	148.46	12,731	60.1	16,952	138.49

UNDISTRIBUTED OPERATING EXPENSES
Administrative & General	1,409	6.8	1,876	16.07	1,604	7.6	2,136	17.45
Management Fee	729	3.5	971	8.32	741	3.5	987	8.06
Marketing	1,346	6.5	1,793	15.35	1,589	7.5	2,116	17.29
Property Oper. & Maint	908	4.4	1,209	10.35	849	4.0	1,130	9.23
Energy	415	2.0	552	4.73	434	2.0	578	4.72

Total	4,807	23.2	6,401	54.82	5,217	24.6	6,947	56.75

HOUSE PROFIT	8,212	39.3	10,935	93.64	7,514	35.5	10,005	81.74

FIXED EXPENSES
Property Taxes	1,964	9.4	2,615	22.39	1,896	8.9	2,524	20.62
Insurance	172	0.8	229	1.96	207	1.0	276	2.25
Reserve for Replacement	0	0.0	0	0.00	0	0.0	0	0.00
Equipment & Other Rent	148	0.7	197	1.68	139	0.7	185	1.51
Incentive Management Fee	0	0.0	0	0.00	668	3.2	889	7.27

Total	2,283	10.9	3,040	26.04	2,910	13.8	3,874	31.65

NET INCOME	$5,929	28.4%	$7,895	$67.60	$4,604	21.7%	$6,131	$50.09

Food to Rooms		24.8%				29.1%
Beverage to Food		13.5				19.8
F&B to Rooms		28.1				34.8
Telephone to Rooms		4.0				4.9
Garage to Rooms		3.1				3.1
Business Center to Rooms		0.1				0.2
Other Income to Rooms		6.4				5.3

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Trailing 12 Months - June 2000
	751
	195,687
	71.4%
	$161.42
	$ (000s)	% of Gross	PAR [1]	POR [2]

DEPARTMENTAL REVENUE
Rooms	$31,587	69.9%	$42,060	$161.42
Food	8,000	17.7	10,652	40.88
Beverage	1,245	2.8	1,658	6.36
Telephone	1,360	3.0	1,811	6.95
Garage	1,062	2.4	1,414	5.43
Business Center	39	0.1	52	0.20
Other Income	1,904	4.2	2,535	9.73

Total	45,197	100.1	60,183	230.97

DEPARTMENTAL EXPENSES*
Rooms	7,321	23.2	9,748	37.41
Food & Beverage	7,870	85.1	10,479	40.22
Telephone	367	27.0	489	1.88
Garage	472	44.4	628	2.41
Business Center	34	85.4	45	0.17
Other Income	229	12.0	305	1.17

Total	16,292	36.0	21,694	83.26

DEPARTMENTAL INCOME	28,905	64.1	38,488	38,488.37

UNDISTRIBUTED OPERATING EXPENSES
Administrative & General	2,794	6.2	3,721	14.28
Management Fee	1,582	3.5	2,106	8.08
Marketing	3,072	6.8	4,091	15.70
Property Oper. & Maint	1,737	3.8	2,313	8.88
Energy	940	2.1	1,252	4.81

Total	10,126	22.4	13,483	51.75

HOUSE PROFIT	18,779	41.7	25,005	95.96

FIXED EXPENSES
Property Taxes	3,824	8.5	5,092	19.54
Insurance	391	0.9	521	2.00
Reserve for Replacement	1,821	4.0	2,425	9.31
Equipment & Other Rent	294	0.7	392	1.50
Incentive Management Fee	1,377	3.0	1,834	7.04

Total	7,708	17.1	10,264	39.39

NET INCOME	$11,071	24.6%	$14,741	$56.57

Food to Rooms		25.3%
Beverage to Food		15.6
F&B to Rooms		29.3
Telephone to Rooms		4.3
Garage to Rooms		3.4
Business Center to Rooms		0.1
Other Income to Rooms		6.0

* Departmental expenses expressed as a percentage of departmental revenues
[1] Per Available Room
[2] Per Occupied Room

Premise of Forecast

The forecast of income and expense is intended to reflect the appraisers’ subjective estimate of how a typical buyer would project the subject property’s future operating results. Depending on the dynamics of the

HVS International, San Francisco, California	The Westin Michigan Avenue—Chicago	Appraisal Update 40

local market, a typical buyer’s projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility’s revenue and expense levels. This model is based on the premise that hotel revenues and expenses have fixed expense components and those that vary directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant except for inflationary increases, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Revenues

In developing the forecast of revenues for the subject property, we have relied on the subject property’s historical operating performance. The following our any significant changes in our projections from our previous appraisal.

•	Rooms revenue is projected based on the occupancy and average rate forecasts presented previously. Occupancy is forecast to stabilize at 74% and average rate is forecast to stabilize at $193.26 in the third projection year;

•	The subject property’s food and beverage revenue was previously generated by one restaurant and lounge, a coffee stand, room service and the hotel’s meeting and banquet space where catering charges are generated. However, as of June 2000, the subject property’s restaurant has been leased, with lease income added to the other income category. The following table summarizes the allocation of the subject property’s food and beverage revenue.

HVS International, San Francisco, California	The Westin Michigan Avenue—Chicago	Appraisal Update 41

Food and Beverage Revenue

	Total Year	Chelsea Restaurant	Non Restaurant	Revenue Per
	1999	& Bar	Revenue	Occupied Room

Food Revenue	$8,508,389	$901,031	$7,607,358	$38.05
Beverage Revenue	1,573,225	531,533	1,041,692	5.21

	Year-to-date	Chelsea	Non Restaurant	Revenue Per
	June 2000	Restaurant & Bar	Revenue	Occupied Room

Food Revenue	$3,644,193	$257,209	$3,386,984	$38.62
Beverage Revenue	492,581	105,929	386,652	4.41

	Year-to-date	Chelsea	Non Restaurant	Revenue Per
	June 1999	Restaurant & Bar	Revenue	Occupied Room

Food Revenue	$4,152,689	$452,769	$3,699,920	$40.25
Beverage Revenue	820,853	264,254	556,599	6.05

	Trailing Twelve	Chelsea	Non Restaurant	Revenue Per
	Months	Restaurant & Bar	Revenue	Occupied Room

Food Revenue	$7,999,893	$705,471	$7,294,422	$37.28
Beverage Revenue	1,244,953	373,208	871,745	4.45

•	We have utilized the food and beverage revenue excluding the restaurant for the trailing-twelve-month period ended June 2000, as the basis for our food and beverage revenue forecast. In 2001/00, the first projection year, the food revenue equates $38.11 per occupied room, or 21.4% of rooms revenue. The beverage revenue equates to $4.95 per occupied room, or 13.0% of food revenue.

•	Other income for the subject property includes revenues generated by in-room movies, vending machines, the gift shop, lease income and other miscellaneous sources. The base rental income from the Grill on the Alley, which opened in June 2000, equates to $18,000 per month. As such, other income is forecast at 5.7% of rooms revenue in the stabilized year of operations. Based on the base and percentage rent terms of the letter of intent, the proposed restaurant’s sales must exceed $3.6 million annually (6.0% of sales) to exceed the base rent during the initial 10-year term. The Chelsea Restaurant and Bar, which closed in June 2000, achieved annual sales of $1.4 million in 1999 and $1.6 million in 1999, considerably

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 42

lower than the break-even point of the percentage rent trigger. Based on these considerations and reflecting conservatism, our restaurant rent forecast is based on the minimum base rent over the period.

Expenses

Similar to our revenue forecasts, our expense forecasts are based on the subject property’s historical operating performance. The following are the significant changes in our projections from our previous appraisal.

•	The subject property’s rooms department expense equated to 23.1% of departmental revenue in 1999. Rooms expense is forecast at 22.8% of departmental revenue in the first projection year, decreasing to 21.9% of departmental revenue in the third projection year, as occupancy and rooms revenue are forecast to gradually increase in the near future.

•	Food and beverage expense equated to 84.8% of departmental revenue in 1999. However, the Chelsea Restaurant was the least profitable of the various food and beverage components at the subject property. As the Grill on The Alley is a leased restaurant, its revenues and expenses are not included in the food and beverage department. As such, we have projected food and beverage expense at 74.6% of departmental revenue in the third projection year. The relatively high departmental profitability forecast is attributed to the subject’s anticipated mixture of group meeting and banquet demand, traditionally higher-margin business than restaurant sales.

•	In addition to the 3.5% base fee, Westin Hotel Company receives an incentive fee equal to 20.0% of net operating cash flow. The net operating cash flow is calculated by deducting the management fee, property taxes, insurance equipment leases, and capital reserve or actual capital expenditures from the house profit. A synopsis of the hotel management agreement was included in the addenda of our prior report. Note that the incentive management fees for the first projection year reflect subtracted capital/reserve for replacement as budgeted by subject property management. In 2001/02 and thereafter, we have subtracted from the reserve for replacement amounts indicated previously. This procedure was repeated for the remaining years in the projection.

HVS International, San Francisco, California	The Westin Michigan Avenue	Chicago Appraisal Update 43

•	As previously mentioned, a reserve for replacement has been forecast at 4.0% of total revenue each year, in line with industry norms.

Overall profitability of the subject property is projected to remain between 25.6% and 27.1% throughout the projection period.

The following chart details our 10-year forecast of income and expense for the subject property, the first year beginning September 6, 2000 and ending September 5, 2001.

Ten-Year Forecast of Income and Expense, Westin Michigan Avenue - Chicago

Fiscal Year:	2000/01		2001/02		2002/03		2003/04		2004/05

Number of Rooms:	751		751		751		751		751
Occupied Rooms:	197,363		200,104		202,845		202,845		202,845
Occupancy:	72.0%		73.0%		74.0%		74.0%		74.0%
Average Rate:	$178.40		$186.89		$193.26		$199.06		$205.03
		% of		% of		% of		% of		% of
	$ (000s)	Gross	$ (000s)	Gross	$ (000s)	Gross	$ (000s)	Gross	$ (000s)	Gross

DEPARTMENTAL REVENUE
Rooms	$35,210	72.9%	$37,397	73.4%	$39,202	73.4%	$40,378	73.4%	$41,589	73.4%
Food	7,522	15.6	7,828	15.3	8,146	15.3	8,390	15.3	8,642	15.3
Beverage	976	2.0	1,016	2.0	1,057	2.0	1,089	2.0	1,121	2.0
Telephone	1,350	2.8	1,408	2.8	1,468	2.8	1,512	2.8	1,557	2.8
Garage	1,105	2.3	1,143	2.2	1,182	2.2	1,217	2.2	1,254	2.2
Business Center	50	0.1	52	0.1	54	0.1	55	0.1	57	0.1
Other Income	2,094	4.3	2,166	4.2	2,240	4.2	2,307	4.2	2,376	4.2

Total	48,307	100.0	51,010	100.0	53,349	100.0	54,948	100.0	56,596	100.0

DEPT. EXPENSES*
Rooms	8,017	22.8	8,303	22.2	8,599	21.9	8,857	21.9	9,123	21.9
Food & Beverage	6,408	75.4	6,631	75.0	6,861	74.6	7,067	74.6	7,279	74.6
Telephone	381	28.2	394	28.0	408	27.8	420	27.8	433	27.8
Garage	494	44.7	510	44.6	526	44.5	542	44.5	558	44.5
Business Center	40	80.0	41	78.8	43	79.6	44	80.0	45	78.9
Other Income	252	12.0	260	12.0	268	12.0	276	12.0	284	12.0

Total	15,592	32.3	16,139	31.6	16,705	31.3	17,206	31.3	17,722	31.3

DEPT. INCOME	32,715	67.7	34,871	68.4	36,644	68.7	37,742	68.7	38,874	68.7

UNDISTRIBUTED OPER. EXPENSES
Admin. & General	3,206	6.6	3,328	6.5	3,445	6.5	3,548	6.5	3,654	6.5
Management Fee	1,691	3.5	1,785	3.5	1,867	3.5	1,923	3.5	1,981	3.5
Marketing	3,378	7.0	3,506	6.9	3,629	6.8	3,738	6.8	3,850	6.8
Franchise Fees	0	0.0	0	0.0	0	0.0	0	0.0	0	0.0
PO & M	1,790	3.7	1,858	3.6	1,924	3.6	1,981	3.6	2,041	3.6
Energy	1,019	2.1	1,052	2.1	1,085	2.0	1,118	2.0	1,152	2.0

Total	11,084	22.9	11,529	22.6	11,950	22.4	12,308	22.4	12,678	22.4

HOUSE PROFIT	21,631	44.8	23,342	45.8	24,694	46.3	25,434	46.3	26,196	46.3

FIXED EXPENSES
Property Taxes	3,947	8.2	4,066	8.0	4,188	7.9	4,313	7.8	4,443	7.9
Insurance	448	0.9	461	0.9	475	0.9	489	0.9	504	0.9
Reserve for Repl.	1,932	4.0	2,040	4.0	2,134	4.0	2,198	4.0	2,264	4.0
Equipment & Other Rent	300	0.6	309	0.6	318	0.6	328	0.6	338	0.6
Incentive Management	1,783	3.7	2,936	5.8	3,142	5.9	3,237	5.9	3,333	5.9

Total	8,410	17.4	9,812	19.3	10,257	19.3	10,565	19.2	10,882	19.3

NET INCOME	$13,221	27.4%	$13,530	26.5%	$14,437	27.0%	$14,869	27.1%	$15,314	27.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

Fiscal Year:	2005/06		2006/07		2007/08		2008/09		2009/10

Number of Rooms:	751		751		751		751		751
Occupied Rooms:	202,845		202,845		202,845		202,845		202,845
Occupancy:	74.0%		74.0%		74.0%		74.0%		74.0%
Average Rate:	$211.18		$217.52		$224.04		$230.76		$237.69
		% of		% of		% of		% of		% of
	$ (000s)	Gross	$ (000s)	Gross	$ (000s)	Gross	$ (000s)	Gross	$ (000s)	Gross

DEPARTMENTAL REVENUE
Rooms	$42,837	73.4%	$44,122	73.4%	$45,446	73.4%	$46,809	73.4%	$48,213	73.4%
Food	8,901	15.3	9,168	15.3	9,443	15.3	9,727	15.3	10,018	15.3
Beverage	1,155	2.0	1,190	2.0	1,225	2.0	1,262	2.0	1,300	2.0
Telephone	1,604	2.8	1,652	2.8	1,702	2.8	1,753	2.8	1,805	2.8
Garage	1,292	2.2	1,330	2.2	1,370	2.2	1,411	2.2	1,454	2.2
Business Center	59	0.1	60	0.1	62	0.1	64	0.1	66	0.1
Other Income	2,447	4.2	2,521	4.2	2,596	4.2	2,674	4.2	2,755	4.2

Total	58,295	100.0	60,043	100.0	61,844	100.0	63,700	100.0	65,611	100.0

DEPT. EXPENSES*
Rooms	9,396	21.9	9,678	21.9	9,968	21.9	10,267	21.9	10,576	21.9
Food & Beverage	7,497	74.6	7,722	74.6	7,954	74.6	8,193	74.6	8,438	74.6
Telephone	446	27.8	459	27.8	473	27.8	487	27.8	502	27.8
Garage	575	44.5	592	44.5	610	44.5	628	44.5	647	44.5
Business Center	46	78.0	48	80.0	49	79.0	51	79.7	52	78.8
Other Income	293	12.0	302	12.0	311	12.0	320	12.0	330	12.0

Total	18,253	31.3	18,801	31.3	19,365	31.3	19,946	31.3	20,545	31.3

DEPT. INCOME	40,042	68.7	41,242	68.7	42,479	68.7	43,754	68.7	45,066	68.7

UNDISTRIBUTED OPER. EXPENSES
Admin. & General	3,764	6.5	3,877	6.5	3,993	6.5	4,113	6.5	4,237	6.5
Management Fee	2,040	3.5	2,102	3.5	2,165	3.5	2,230	3.5	2,296	3.5
Marketing	3,966	6.8	4,084	6.8	4,207	6.8	4,333	6.8	4,463	6.8
Franchise Fees	0	0.0	0	0.0	0	0.0	0	0.0	0	0.0
PO & M	2,102	3.6	2,165	3.6	2,230	3.6	2,297	3.6	2,366	3.6
Energy	1,186	2.0	1,222	2.0	1,258	2.0	1,296	2.0	1,335	2.0

Total	13,058	22.4	13,450	22.4	13,853	22.4	14,269	22.4	14,697	22.4

HOUSE PROFIT	26,984	46.3	27,792	46.3	28,626	46.3	29,485	46.3	30,369	46.3

FIXED EXPENSES
Property Taxes	4,576	7.8	4,713	7.8	4,855	7.9	5,000	7.8	5,150	7.8
Insurance	519	0.9	535	0.9	551	0.9	567	0.9	584	0.9
Reserve for Repl.	2,332	4.0	2,402	4.0	2,474	4.0	2,548	4.0	2,624	4.0
Equipment & Other Rent	348	0.6	358	0.6	369	0.6	380	0.6	392	0.6
Incentive Management	3,434	5.9	3,536	5.9	3,642	5.9	3,752	5.9	3,865	5.9

Total	11,209	19.2	11,544	19.2	11,891	19.3	12,247	19.2	12,615	19.2

NET INCOME	$15,775	27.1%	$16,248	27.1%	$16,735	27.0%	$17,238	27.1%	$17,754	27.1%

* Departmental expenses expressed as a percentage of departmental revenues

HVS International, San Francisco, California	The Westin Michigan Avenue—Chicago	Appraisal Update 45

Income Capitalization

The projected net operating income was converted to a value estimate using the Simultaneous Valuation Formula,[3] a 10-year mortgage-equity discounted cash flow analysis. The conversion of a property’s forecasted net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%).

Other investment parameters used by the appraisers in the income capitalization approach include an overall capitalization rate and total property yield, or “free and clear” discount rate. A terminal capitalization rate is utilized to calculate the property’s reversionary sales proceeds at the end of the assumed 10-year holding period in the discounted cash flow analysis.

Since our prior appraisal, the availability of capital for hotel transactions has lessened and the underwriting and terms of debt financing have become more restrictive. We find today that lenders will lend at loan-to-value ratios between 60% and 70% and corresponding mortgage rates between 250 and 400 basis points over the yield on U.S. treasury notes. The current 10-year treasury note yield is 5.68%, indicating an interest rate range from 8.18% to 9.68%. In the appraisers’ opinion a mortgage rate of 9.0% and a 65% loan-to-value ratio is appropriate for the subject property.

The following chart summarizes the investment parameters that were used in the valuation:

[3] Suzanne R. Mellen. “Simultaneous Valuation: A New Technique.” Appraisal Journal. April, 1983.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 46

Income Approach Parameters

Stabilized Year:	3
Inflation:	3%
Loan/Value:	65%
Amortization:	25
Term:	10
Int.Rate:	9.0%
Terminal Cap Rate:	10.5%
Broker Comm.%:	3.0%
Equity Yield:	19.0%
Mortgage Constant:	0.100704
Fp:	0.152011

Valuation of Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow and the specific return requirements demanded by the mortgage lender (interest rate) and the equity investor (equity yield). The sum of the equity and mortgage components equals $129,007,000, or roundly $129,000,000. Using the variables summarized above, and following the deduction of $4,400,000 in capital expenditures it is our opinion that the market value of the fee simple and leased fee interests in the subject property via the income capitalization approach, as of September 1, 2000, is $123,591,000, or say, $124,600,000.

Proof of Value

The value is mathematically proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.0% yield and the equity yield is 19.0% then the preceding value conclusion via the income capitalization approach is correct.

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 47

Mortgage Component (65%)	$83,854,000
Equity Component (35%)	45,152,000

Total	$129,007,000

Mortgage Component	$83,854,000
Mortgage Constant	0.100704

Annual Debt Service	$8,444,397

The 11-year forecast of net income and 10-year forecast of net income to equity are presented in the following table.

11-Year Forecast of Net Income and 10-Year Forecast of Net Income to Equity

	2000/01	2001/02	2002/03	2003/04	2004/05	2005/06

Occupancy	72%	73%	74%	74%	74%	74%
Average Rate	$178.40	$186.89	$193.26	$199.06	$205.03	$211.18
Net Income Before Debt Service	$13,221	$13,530	$14,437	$14,869	$15,314	$15,775
Less: Debt Service	8,444	8,444	8,444	8,444	8,444	8,444

Net Income to Equity	$4,777	$5,086	$5,993	$6,425	$6,870	$7,331

Debt Coverage Ratio	1.57	1.60	1.71	1.76	1.81	1.87
Cash-on-Cash Return	10.6%	11.3%	13.3%	14.2%	15.2%	16.2%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2006/07	2007/08	2008/09	2009/10	2010/11

Occupancy	74%	74%	74%	74%	74%
Average Rate	$217.52	$224.04	$230.76	$237.69	$244.82
Net Income Before Debt Service	$16,248	$16,735	$17,238	$17,754	$18,288
Less: Debt Service	8,444	8,444	8,444	8,444

Net Income to Equity	$7,804	$8,291	$8,794	$9,310

Debt Coverage Ratio	1.92	1.98	2.04	2.10
Cash-on-Cash Return	17.3%	18.4%	19.5%	20.6%

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 49

The debt coverage ratio and cash-on-cash return calculated in the first projection year are both considered acceptable and attractive returns in the current market. The net proceeds to equity upon sale of the property are determined by deducting sales expenses (brokerage and legal fees) and the outstanding mortgage balance.

The equity residual at the end of the 10th year is calculated by deducting brokerage and legal fees and the mortgage balance from the reversionary value. The reversionary value is calculated as the 11th year’s net income capitalized by the terminal capitalization rate. The calculation is shown as follows.

Reversionary Value ($18,288,000 /0.1050)	$174,171,000
Less:
Brokerage and Legal Fees	5,225,000
Mortgage Balance	69,380,000

Net Sale Proceeds to Equity	$99,566,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

Overall Property Yields

		Projected Yield
		(Internal Rate of Return)
Position	Value	Over 10-Year Holding Period

Total Property	$129,007,000	13.3%
Mortgage	83,854,000	8.9 *
Equity	45,152,000	19.0

*	Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the yield in this proof assumes single annual payments. As a result, the proof’s derived yield is slightly less than that actually input.

Based on the subject property’s improvements in a strong urban locale, recent renovations, the strong local and regional economies, as well as stable market conditions, we believe that these internal rates of return are reasonable. The discounted cash flow procedure substantiating the yield to each position is presented as follows.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 50

Total Property Yield

	Net Income before		Present Worth of $1		Discounted
Year	Debt Service		Factor @ 13.3%		Cash Flow

2000/01	$13,221,000	x	0.882696	=	$11,670,000
2001/02	13,530,000	x	0.779153	=	10,542,000
2002/03	14,437,000	x	0.687755	=	9,929,000
2003/04	14,869,000	x	0.607079	=	9,027,000
2004/05	15,314,000	x	0.535867	=	8,206,000
2005/06	15,775,000	x	0.473007	=	7,462,000
2006/07	16,248,000	x	0.417522	=	6,784,000
2007/08	16,735,000	x	0.368545	=	6,168,000
2008/09	17,238,000	x	0.325313	=	5,608,000
2009/10	186,700,000 *	x	0.287153	=	53,611,000

			Total Property Value		$129,007,000

*10th year net income of		$17,754,000	plus sales proceeds of		$168,946,000

Mortgage Component Yield

	Total Annual		Present Worth of $1		Discounted
Year	Debt Service		Factor @ 8.9%		Cash Flow

2000/01	$8,444,000	x	0.918021	=	$7,752,000
2001/02	8,444,000	x	0.842762	=	7,116,000
2002/03	8,444,000	x	0.773673	=	6,533,000
2003/04	8,444,000	x	0.710248	=	5,997,000
2004/05	8,444,000	x	0.652023	=	5,506,000
2005/06	8,444,000	x	0.598570	=	5,054,000
2006/07	8,444,000	x	0.549500	=	4,640,000
2007/08	8,444,000	x	0.504452	=	4,260,000
2008/09	8,444,000	x	0.463098	=	3,910,000
2009/10	77,825,000 *	x	0.425133	=	33,086,000

			Value Of Mortgage Component		$83,854,000

*10th year debt service of		$8,444,000	plus outstanding mortgage balance		$69,380,000

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 51

Equity Component Yield

	Net Income		Present Worth of $1		Discounted
Year	to Equity		Factor @ 19.0%		Cash Flow

2000/01	$4,777,000	x	0.840331	=	$4,014,000
2001/02	5,086,000	x	0.706157	=	3,592,000
2002/03	5,993,000	x	0.593406	=	3,556,000
2003/04	6,425,000	x	0.498657	=	3,204,000
2004/05	6,870,000	x	0.419037	=	2,879,000
2005/06	7,331,000	x	0.352130	=	2,581,000
2006/07	7,804,000	x	0.295906	=	2,309,000
2007/08	8,291,000	x	0.248659	=	2,062,000
2008/09	8,794,000	x	0.208956	=	1,838,000
2009/10	108,876,000 *	x	0.175592	=	19,118,000

	Value of Equity Component				$45,153,000

*10th year net income to equity		$9,310,000	plus sales proceeds of		$99,566,000

Investor Surveys - We have also reviewed three recent investor surveys: Korpacz Real Estate Investor Survey for the third quarter of 1999; CB Richard Ellis’ National Investor Survey for the fourth quarter of 1999; and the CRE/RERC Real Estate Report for the second quarter of 2000. The measured yields and other parameters vary from survey to survey, but include equity yield rates (alternately known as “leveraged” yield rates), discount rates (alternately known as “free and clear” equity internal rates of return), and terminal capitalization rates (alternately known as “exit” or “reversion” capitalization rates). The following chart summarizes the range of equity yield, total property yield, and terminal capitalization rates indicated by the hotel sales and the investor surveys for full-service hotels. The averages for each survey are listed directly underneath the ranges.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 52

Summary of Investor Parameters

	Equity Yield Rate	Discount Rate	Terminal Rate	Overall Rate
Source	Average	Average	Average	Average

HVS/Hotel Sales	0.6% - 38.5%	5.4% - 20.9%	NR	6.0% - 17.3%
Average *	18.50%	12.70%		9.60%

Korpacz Survey		9.0% - 16.0%	8.0% - 12.0%	8.0% - 13.0%
Full-Service Hotels -	NR	13.10%	10.60%	10.22%
3rd Quarter, 1999
CB Richard Ellis National Investor Survey
Class A Hotels-	NR	12.0% - 14.%0	8.5% - 12.5%	8.5% - 11.0%
4th Quarter, 1999		13.00%	10.83%	9.83%
CRE/RERC Real Estate Report	NR	13.0% - 18.0%	11.0% - 12.5%	10.0% - 11.5%
All Hotels -		14.10%	11.40%	10.60%
2nd Quarter, 2000

NR = Not reported by Survey

*	Average overall rate is based on projected first year’s net income

Discount Rate

Among the sets of surveys, discount rates range from 5.4% to 20.9%, with survey averages between 12.7% and 14.1%. The assumed debt and equity rates of return result in a discount rate of 13.3% for the subject property. This is an appropriate discount rate for the full-service, first-class, subject hotel operating in a strong regional economy.

Overall Capitalization Rates

The following chart shows how overall capitalization rates for the subject property have been derived based on our estimate of market value via the income capitalization approach. Note that in the following chart, the historical net income has been adjusted to reflect management fees and reserves consistent with the premise of the forecast. Also, the stabilized year’s net income has been deflated to first-year dollars.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 53

Overall Capitalization Rates

	Net Operating	Overall
Year	Income	Capitalization Rate

1999 Historical	$9,746,000	7.6%

2000/01 Forecast	13,221,000	10.2

Deflated Stabilized	13,608,000	10.5
2000 Dollars

Based on the quality of the subject property, its location and competitive environment, and all factors having an impact on the economic viability of the project, we believe that these rates are reasonable.

Income Conclusion

Utilizing the income capitalization approach, the subject property was valued by estimating the present worth of future net income before debt service and depreciation for a 10-year period. Projections were prepared through an analysis of historical income, an analysis of the subject’s competitive environment, and comparisons with comparable operations. To convert the forecasted income stream into an estimate of value, the net income was allocated to mortgage and equity components based on market rates of return and loan-to-value ratios. The sum of the mortgage and equity components equated to an “as is” value of $124,600,000 assuming that the $4,400,000 capital improvement plan is completed. Thus, our estimate of the market value of the fee simple and leased fee interest in the subject property, as of September 1, 2000, via the income capitalization approach is rounded to $124,600,000, or $165,900 per room.

Sales Comparison Approach	The sales comparison approach also used the same methodology as in the prior appraisal. Sales transactions of full-service hotels in Chicago have been researched, and the unadjusted sales prices for the five sales presented in our prior appraisal ranged from roundly $131,700 to $215,000 per room. One additional relevant sale has taken place in downtown Chicago since the prior appraisal. The details are presented as follows:

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 54

Property:	Chicago Marriott Downtown
Location:	Chicago, Illinois
Number of Rooms:	1,172
Date of Sale:	January 2000
Grantor:	Morgan Stanley Dean Witter & John Buck Co.
Grantee:	LaSalle Hotel Properties/The Carlyle Group
Sales Price:	$175,000,000
Price per Room:	$149,317
Estimated 1999 RevPAR:	$135.00
Interest Conveyed:	Fee simple
Terms:	Not disclosed
Confirmation:	LaSalle Hotel Properties
Comments:	This high-rise, 1,172-room, full-service hotel is centrally located on Michigan Avenue, on the city block bounded by Ohio, Grand Streets and Rush Streets and Michigan Avenue, approximately two miles north of the subject property. A $40-million renovation was completed in May 1999, and included lobby redesign, new hard- and soft-goods, and public-area and meeting-room renovations. The hotel site is part of the North Bridge project being developed by Morgan Stanley Dean Witter and John Buck Company. The Carlyle Group contributed 90% of the equity, and LaSalle contributed the remaining 10%. Marriott International continues to manage the hotel. This hotel is considered a primary competitor of the subject property.

This sale falls within the range presented in our prior appraisal.

Cost Approach	No significant changes have occurred since the prior appraisal that would render this approach more applicable.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 55

Reconciliation	The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final value conclusion is arrived at after reviewing the estimates indicated by the cost, sales comparison, and income capitalization approaches. The relative significance, applicability, and defensibility of each indicated value are considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised. The purpose of this report is to update the estimated market value of the fee simple interest in the subject property that was provided in our previous appraisal, dated March 8, 1999. Our prior appraisal yielded an estimated market value of the fee simple interest in the subject property of roundly $100,900,000, as of February 1, 1999, which reflected $16,600,000 in capital deductions. Our appraisal update involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values.

Our experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, and based on the changes in the subject’s lodging market since the prior appraisal, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property’s market value.

Value Conclusion	Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market value of the fee simple and leased fee interests in the 751-unit subject property described in this report, as of September 6, 2000, the day the subject property was inspected, is:

$124,600,000

ONE HUNDRED TWENTY-FOUR MILLION SIX HUNDRED THOUSAND DOLLARS

The “as is” value takes into account a capital deduction of approximately $4,400,000 in order to complete the 1999/00 renovation program currently underway. This deduction is intended to reflect the actions of a prudent investor in the subject property, and is necessary to achieve the projections set forth in this appraisal report. This estimate reflects the value of the property “as is,” after the deduction of the cost of renovation.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Appraisal Update 56

“As is” market value estimates the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of inspection.

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Addenda

Addenda

Engagement Letter

HVS International, San Francisco, California	The Westin Michigan Avenue — Chicago	Qualifications

Qualifications

Namit Malhotra Elaine Sahlins Suzanne R. Mellen, CRE, MAI

HVS International, San Francisco, California	Qualifications of Namit Malhotra

Namit Malhotra

Employment 2000 to present	HVS INTERNATIONAL San Francisco, California Assisstant Vice President

1997 to 2000	HVS INTERNATIONAL Vancouver, British Columbia Vice President

1993 to 1996	WEDGEWOOD HOTEL Vancouver, British Columbia

1991 to 1993	AL KHALEEJ PALACE HOTEL Dubai, UAE

1990 to 1991	HOLIDAY INN - YALE New Haven, Connecticut

Professional Affiliations	Member of ETA SIGMA DELTA International Hospitality Management Society

Education	University of New Haven - New Haven, CT Hotel and Restaurant Management

B.S. - University of British Columbia, Vancouver, BC

Urban Land Economics

HVS International, San Francisco, California	Qualifications of Namit Malhotra

Corporate and Institutional Clients Served	Acorn Homes Archon Financial, L.P. Bankers Trust Company
Bank of America
Bass Hotels and Resorts
Best Western International
Canadian Pacific Hotels
Canad Centre Inc.
Capital Co. of America
Centennial Hotels Limited
CNL Real Estate Advisors, Inc.
Continental Wingate Capital
Donaldson, Lufkin & Jenrette
GE Capital Corporation
Goddard & Smith
GMAC Commercial Mortgage Corp.
Greenwich Capital Markets, Inc.
Hilton International
Hongkong Bank of Canada
Hospitality Inns Inc.
Lake Windermere Resort
Langshire Hotel Limited
Larco Enterprises Inc.
Lehman Brothers
Marathon Developments Inc.
MayFair Properties Inc.
McCarthy Tetrault
Ocwen Capital Corporation
Pacrim Developments Inc.
Park Georgia Group
Patriot American
R.C.I.F. Group
Royop Hospitality
Shelter Canadian Properties Ltd.
Starwood Financial Trust
Suburban Capital Markets Inc.
Three Sisters Resort
Trilogy Developments

HVS International, San Francisco, California	Qualifications of Namit Malhotra

PARTIAL LIST OF HOTELS AND MOTELS APPRAISED OR EVALUATED
BY NAMIT MALHOTRA

ALBERTA

Proposed Full-Service, Calgary	NEWFOUNDLAND
Holiday Inn Airport, Calgary
Proposed Best Western, Calgary	Proposed Super 8, Bay Roberts
Proposed Hotel, Calgary
Proposed Super 8, Calgary South	QUEBEC
Proposed Super 8 - Calgary
Proposed Wingate Inn, Calgary	Inter-Continental, Montreal
Sheraton Suites Eau Claire, Calgary
Hampton Inn & Suites, Calgary Radisson, Calgary	Saskatchewan
Proposed All-Suite Hotel, Canmore	Proposed Wingate Inn, Saskatoon
Proposed Residence Inn, Canmore	Radisson, Saskatoon
Proposed Convention Centre, Canmore
Proposed Marriott Resort, Canmore	UNITED STATES
Proposed 60-Unit Hotel, Drumheller
Sheraton Grand Edmonton, Edmonton	The Clarion Suites, Anchorage, AK
Coast Terrace Inn, Edmonton	Quality Inn, Tuba City, AZ
Proposed Super 8, Fort McMurray	Embassy Suites, Brea, CA
Best Western Kananaskis Inn, Kananaskis	Sheraton, Newport Beach, CA
Proposed Travelodge, Stoney Plain	Proposed Hawthorn Suites, Novato, CA Embassy Suites, Santa Ana, CA
BRITISH COLUMBIA Proposed Super 8, Coquitlam	Hilton Garden Inn, Milpitas, CA Candlewood Suites, Milpitas, CA Best Western, Yuba City, CA
Proposed Ltd. Service, Coquitlam	BW Cantebury Inn & Suites, Coralville, IA
Proposed Super 8, Fort St. John	Valley River Inn, Eugene, OR
Proposed Hotel, Invermere	Holiday Inn Express, Peducha, KY
Proposed Wingate Inn, Langley	Doubletree Guest Suites, Plymoth Meeting, PA
Proposed Hotel, Langley	Holiday Inn Express, Nashville, TN
Proposed Hotel, Quesnel	Hampton Inn, Houston, TX
Proposed Four Points Hotel, Richmond	Proposed Hotel, Addison, TX
Proposed Hilton Hotel, Richmond	Hampton Inn Airport, SeaTac, WA
Proposed Strata-Title, Sun Peaks	Proposed Courtyard, Seattle, WA
Proposed Holiday Inn, Surrey	Proposed Comfort Inn, Tacoma, WA
Proposed Convention Centre Hotel, Vancouver	Residence Inn, Tukwila, WA
Proposed Full-Service Resort, Westbank	Four Seasons Inn, Wenatchee, WA
Proposed Hyatt Hotel, Whistler	WestCoast Wenatchee Center, Wenatchee, WA
Proposed Inter-Continental, Vancouver	Holiday Inn - SeaTac, SeaTac, WA
Proposed Hilton, Vancouver	Wyndham Garden Inn, Brookfield, WI
Proposed Limited Service ,Victoria

ONTARIO

Cambridge Suites, Toronto
Radisson Don Valley, Toronto
Proposed Wingate, Ottawa

MANITOBA

Proposed Casino Hotel, Winnipeg

HVS International, San Francisco, California	Qualifications of Elaine Sahlins

Elaine Sahlins

Employment 1997 to present	HVS INTERNATIONAL San Francisco, California Director (Hotel-Motel Valuations, Market Studies)

1989 to 1997	BANK OF AMERICA San Francisco, California Review Appraiser (Hotel-Motel, Casino, and Commercial Real Estate Valuations, Appraisal Management)

1987 to 1989	VMS REALTY PARTNERS Chicago, Illinois Senior Acquisition Analyst (Hotel-Resort Market Studies, Due Diligence, Operation Studies, Investment Analysis)

1984 to 1985	JUDSON HOTELS New York, New York Credit/Collection Manager/Paymaster (Credit Policies and Procedures, Payroll Administration)

1983 to 1984	PIERRE HOTEL New York, New York Guest History Supervisor (Marketing and MIS Administration)

Professional Affiliations	Certified General Real Estate Appraiser - States of California and Nevada

Education	AB - Barnard College, Columbia University
MPS - School of Hotel Administration, Cornell University
Professional Coursework - Appraisal Institute

HVS International, San Francisco, California	Qualifications of Elaine Sahlins

PARTIAL LIST OF HOTELS, MOTELS AND CASINOS APPRAISED OR EVALUATED
BY ELAINE SAHLINS

ALASKA

Cusack’s Ramada Inn, Anchorage
Hawthorne Suites, Anchorage
Westmark Hotel, Anchorage
Best Western Bidarka inn, Homer

ARIZONA

Best Western, Flagstaff
E-Z Metro Center, Phoenix
Scottsdale Princess Resort, Scottsdale

CALIFORNIA

Renaissance Hotel, Beverly Hills
Embassy Suites, Brea
Embassy Suites, Emeryville
Cambell Inn, Campbell
Hilton Garden Inn, Campbell
Pruneyard, Campbell
Carlsbad Inn Hotel, Carlsbad
Carmel Mission Inn, Carmel
Carmel Valley Ranch, Carmel
Highlands Inn, Carmel
Pine Inn Hotel & Retail, Carmel
Doubletree Hotel, Cathedral City
The Trees Inn, Concord
Proposed Hilton Garden Inn, Corte Madera
Red Lion Hotel, Costa Mesa
Singing Hills Ranch, El Cajon
Best Western, El Toro
Days inn Emeryville, Emeryville
Holiday Inn, Foster City
Blackstone Plaza Inn, Fresno
Chateau Inn, Fresno
Piccadilly Inn Airport, Fresno
Piccadilly Inn Shaw, Fresno
Piccadilly Inn University, Fresno
Proposed Motel 6, Gilroy
Days Inn-LAX, Inglewood
Hyatt Hotel, La Jolla
Scripps Inn, La Jolla
Marriott Rancho Las Palmas, Las Palmas
Springtown Motel, Livermore
West Coast Hotel & Marina, Long Beach
Beverly Hills Residence Inn, Los Angeles
Crowne Plaza-LAX
Hilton-LAX, Los Angeles
Holiday inn, Marina Del Rey
Marriott, Marina Del Rey
Stanford Park Hotel, Menlo Park

Candlewood Hotel, Milpitas
Hilton Garden Inn Hotel, Milpitas
Larkspur/Hilton Garden, Milpitas
Monterey Plaza Hotel, Monterey
Jack London Inn, Oakland
Resort at Squaw Creek, Olympic Valley
Proposed Hotel, Pacifica
Stanford Park Hotel, Palo Alto
Stanford Terrace Inn, Palo Alto
Hacienda Hotel, Patterson
Proposed Hotel, Pinole
Embassy Suites, Pleasant Hill
Candlewood Hotel, Pleasanton
Pleasanton Hilton Hotel, Pleasanton
Sierra Suites, Pleasanton
Summerfield Suites, Pleasanton
Holiday Inn, Rancho Bernardo
Comfort Inn Rancho Cordova, Rancho Cordova
Hallmark Suites Hotel, Rancho Cordova
Westin Mission Hills, Rancho Mirage
Microtel Inn & Suites, Redding
Hotel & Convention Center, Prop., Roseville
Hyatt Regency Hotel, Sacramento
Candlewood Hotel, Sacramento
Prop. Candlewood Hotel, Sacramento
Hilton Garden Inn, Sacramento
Bay Club Hotel & Marina, San Diego
Carmel Highland Doubletree, San Diego
Comfort Suites, San Diego
Holiday Inn Miramar, San Diego
Pacific Terrace Inn, San Diego
Radisson Suite Hotel, San Diego
The Clift Hotel, San Francisco
Comfort Inn by the Bay, San Francisco
Fairmont Hotel, San Francisco
Hotel Rex, San Francisco
Kensington Park Hotel, San Francisco
Mission/Steuart Hotel, San Francisco
Powell West Hotel, San Francisco
Richilieu Hotel, San Francisco
Sir Francis Drake Hotel, San Francisco
Tuscan Inn, San Francisco
Westin St. Francis Hotel, San Francisco
Radisson Plaza Hotel Airport, San Francisco
San Jose Fairmont, San Jose
Twin Oaks Golf Course, San Marcos
Santa Barbara Club Resort, Santa Barbara
Days Inn Hotel Seaside, Seaside
Holiday Inn, South San Francisco
Embassy Suites, Santa Clara
Sheraton Miramar Hotel, Santa Monica
Ramada Inn Airport North, South San Francisco
Ramada Inn, Retail, Apts., West Hollywood

Microtel Inn & Suites, Willows

COLORADO

Hyatt Regency BeaverCreek, Avon
Old Towne Guesthouse Inn, Colorado Springs
Denver Embassy Suites, Denver
Silvertree Hotel, Snowmass
Wildwood Lodge, Snowmass
Days Inn at Vail, Vail

CONNECTICUT

Stamford Tara Hotel, Stamford

DISTRICT OF COLUMBIA

Comfort Inn, Washington, D.C.

FLORIDA

Boca Raton Hotel and Resort, Boca Raton
Holiday Inn, Ft. Lauderdale
Pier 66 Hotel & Marina, Ft. Lauderdale
Proposed Resort, Key Biscayne
Hyatt Resort, Key West
Howard Johnson Inn, Kissimmee
Knights Inn-Kissimmee, Kissimmee
Ramada Inn-Jacksonville, Jacksonville
Best Western, Orlando
Days Inn, Orlando
Orlando Twin Towers, Orlando
Comfort Inn, Pensacola

HAWAII

Westin Kauai, Kalapaki Beach, Lihue

IDAHO

Resort Development, Coeur d’Alene
Super 8, Coeur d’Alene
Super 8, Lewiston
Motels of America, Lewiston
Super 8, Ponderay

ILLINOIS

Jumers Chateau, Bloomington
Westin Hotel, Chicago
Jumers Continental Inn, Galesburg
Jumers Castle, Peoria

HVS International, San Francisco, California	Qualifications of Elaine Sahlins

Doubletree Hotel - North Shore, Skokie
Jumers Castle Lodge, Urbana

INDIANA

Fairfield Inn, Fort Wayne
Four Points Sheraton, Indianapolis
Omni Severin Hotel, Indianapolis

IOWA

Jumers Castle Lodge, Bettendorf

LOUISIANA

Boomtown New Orleans, Harvey
Days Inn, New Orleans

MASSACHUSETTS

Copley Plaza Hotel, Boston
Sheraton Tara Lexington, Lexington
Proposed Sierra Suites Hotel, Waltham

MISSISSIPPI

Boomtown Biloxi, Biloxi
Treasure Bay Hotel & Casino, Biloxi
University Inn, Oxford
Proposed Hotel, Tunica

MISSOURI

RiverFront Station, St. Charles

MONTANA

Sheraton Hotel, Billings
Holiday Inn-Parkside, Missoula

NEW JERSEY

Holiday Inn, Jamesburg

NEVADA

Ormsby House, Carson City
Crystal Park Casino Hotel, Crystal City
Gem Casino, Henderson
Joker’s Wild Casino, Henderson
Tom’s Sunset Casino, Henderson
Aladdin Hotel & Casino, Las Vegas

Boardwalk Hotel & Casino, Las Vegas
Boulder Station, Las Vegas
El Morocco Motel, Las Vegas
Eureka Saloon Casino, Las Vegas
Hacienda Casino Hotel, Las Vegas
La Concha Motel, Las Vegas
MGM Grand, Las Vegas
Monte Carlo Casino Hotel, Las Vegas
New York, New York Hotel & Casino, Las Vegas
Palace Station, Las Vegas
Proposed Sunset Station, Las Vegas
Rio Hotel, Las Vegas
Santa Fe Casino Hotel, Las Vegas
Texas Station, Las Vegas
Peppermill Resort Hotel, Mesquite
Whiskey Pete’s, Primm
Holiday inn, Reno
Proposed Hotel, Sparks
Hobey’s Casino, Sun Valley
Nevada Crossing Casino, Wendover

NEW YORK

Omni Park Central Hotel, New York
Proposed Soho Hotel, New York

OHIO

200-Room Boutique Hotel, Cleveland
Fairfield Inn, Columbus
Holiday Inn-Airport, Columbus

OREGON

Monarch Hotel & Convention Ctr., Clackamas
Proposed Hilton Garden Inn, Corvallis
Candlewood Hotel, Hillsboro
Avalon Hotel, Portland
Sunriver Resort, Portland
Execulodge, Salem
Gateway Motor Inn
Nendels Motor Inn, Springfield

TEXAS

Amarillo Super 8 Motel, Amarillo
The Crescent Hotel, Dallas
Fairmont Hotel, Dallas
Melrose Hotel, Dallas

UTAH

Cavanaugh’s Olympus Hotel, Salt Lake City

VIRGINIA

Holiday Inn, Arlington
Sheraton Inn Coliseum
Richmond Holiday Inn, Richmond

WASHINGTON

Best Western Bellevue Inn, Bellevue
Candlewood Hotel, Bellevue
Residence Inn, Bellevue
Pony Soldier Inn, Chehalis
Homecourt All Suite Hotel, Kent
Alexis Hotel, Seattle
University Plaza Motor, Seattle
West Coast Paramount, Seattle
West Coast Vance Hotel, Seattle
Embassy Suites, Tukwila

WISCONSIN

Holiday Inn-Airport, Milwaukee
Milwaukee Marriott Hotel, Milwaukee

WYOMING

Executive Inn, Evanston
Super 8, Jackson

BRITISH VIRGIN ISLANDS

Little Dix Bay, Virgin Gorda

CANADA

Tritel Hotel “Ramada” Montreal
L’Emerillon Hotel, Quebec City

U.S. VIRGIN ISLANDS

Caneel Bay Resort, St. John
Frenchman’s Reef Resort, St. Thomas
Grand Palazzo Hotel, St. Thomas

EUROPE

Proposed Monte Carlo Resort, Monaco
Proposed Dordogne Resort, France
Hanbury Manor, Great Britain

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Suzanne R. Mellen, CRE, MAI

Employment	HVS INTERNATIONAL
1985 to present	San Francisco, California
Managing Director
(Hotel-Motel Valuations, Market Studies, Feasibility Reports, and Investment
Counseling)

1981 to 1985	HOSPITALITY VALUATION SERVICES
Mineola, New York
Director of Consulting and Valuation Services
(Hotel-Motel Valuations, Market Studies, Feasibility Reports, and Investment
Counseling)

1980 to 1981	MORGAN GUARANTY TRUST COMPANY
New York, New York
Real Estate Appraiser and Consultant
(Real Estate Investment Valuation and Analysis)

1980	LAVENTHOL & HORWATH
New York, New York
Senior Consultant
(Management Advising Services – Market and Feasibility Studies)

1978 to 1980	HELMSLEY-SPEAR HOSPITALITY SERVICES
New York, New York
Senior Consultant
(Management Advising Services – Market and Feasibility Studies)

1976 to 1978	WESTERN INTERNATIONAL HOTELS
The Plaza, New York City
Management Trainee
(Rooms Operations and Accounting)

1976	HARLEY, LITTLE ASSOCIATES
Toronto, Canada
Junior Consultant
(Food Facilities Design, Market Studies)

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Professional Affiliations	Appraisal Institute – Member (MAI)
• Board of Directors – San Francisco Bay Area Chapter (1994, 1995)
• Education Committee Chairperson – Northern California Chapter 11
• Workshop Committee Chairperson – Northern California Chapter 11
• Division of Courses – National Committee
• Continuing Education Committee – New York Committee
• Director, Real Estate Computer Show – New York Chapter

American Society of Real Estate Counselors – Member (CRE)
• Vice Chair – Northern California Chapter (1994, 1995)
• Chair – Northern California Chapter (1996)

National Association of Review Appraisers & Mortgage Underwriters (CRA)

International Society of Hotel Consultants – Member (ISHC)

Cornell Hotel Society

San Francisco Board of Realtors

American Hotel and Motel Association

California Hotel and Motel Association

National Trust for Historic Preservation

Urban Land Institute

Education	BS – School of Hotel Administration, Cornell University

Liberal Arts Undergraduate Study – Carnegie Mellon University

Completion of MAI course work – Appraisal Institute

New York University – School of Continuing Education – Real Estate Division

State Certification	Arizona, California, Colorado, Hawaii, Michigan, Nevada, Utah, Virginia, and
Washington

Teaching and Lecture	American Institute of Real Estate Appraisers – Approved Instructor -
Assignments	Hotel/Motel Valuations
California Hotel and Motel Association, 1985 Annual Convention -
Development Overview
1995 – Annual Meeting – The Capital Expenditure Requirements
Citibank, N.A. – Hotel/Motel Valuations
Cornell University – Real Estate Finance

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Teaching and Lecture	Cornell Center for Professional Development – Hotel Workouts
Assignments (cont’d)	Country Hospitality Conference – Hotel Development Challenges in the Nineties
Econo-Travel Motor Hotel Corp., Annual Financial Seminar – Hotel Valuation
Institute of Property Taxation, 1984 Real Estate Symposium – Simultaneous
Valuation
National Association of Review Appraisers and Mortgage Underwriters -
Reviewing a Hotel Appraisal Report 1990
National Conference of State Tax Judges – Valuation and the Hospitality
Industry
Northwest Center for Professional Development – 1986-87 Hotel Development
Seminars
Southhampton College – Feasibility Studies and Appraisals
University of Denver – Hotel/Motel Valuation
American Bar Association – Property Tax ‘92 – Income Approach
UCLA Hotel Industry Investment Conference, 1995, 1996
NYU Hospitality Industry Investment Conference, 1991, 1992, 1993, 1994,
1995
Jeffer, Mangels, Butler & Marmaro Forum – Answers to Three of the Most
Provocative Questions in Hotel Valuation Today
Published Articles
The Appraisal Journal	“Simultaneous Valuation: A New Technique,” April 1983

Appraisal Review & Mortgage	“How to Review a Hotel Appraisal,” November 1989
Underwriting Journal

California Inntouch Magazine	“Value and Proper Use of Feasibility Studies,” December 1990

The Hotel Valuation Journal	“The Future of Full-Service Hotel Development”

“How Much Should I Pay For the Land?,” January 1996

The HVS Journal	“Strong Rates of Return Driving Hotel Development,” January 1998

“Hotel Cap Rates and Values – The 1998 Rollercoaster Ride and What Lies
Ahead,” January 1999

Computer Software
“Simultaneous Capitalization	Software for the capitalization of a variable income stream
Software”

Appearance as an Expert	Superior Court of the State of Arizona, County of Maricopa
Witness	Superior Court of the State of California, City and County of San Francisco
Superior Court of the State of California, County of Los Angeles (Deposition)
Superior Court of the State of California, County of San Diego, North
County
Branch

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Federal Tax Court, New York, New York
U.S. District Court, Eastern District of Arkansas, Little Rock, Arkansas
U.S. District Court, Central District of California (Deposition)
U.S. District Court, Southern District of California
Federal Bureau of Investigation, New York, New York (Deposition)
U.S. Bankruptcy Court, Northern District of California
U.S. Bankruptcy Court, Eastern District of California
U.S. Bankruptcy Court, Colorado (Deposition)
U.S. Bankruptcy Court, Southern District of Texas, Houston Division
U.S. Bankruptcy Court, Utah, Salt Lake City
U.S. Bankruptcy Court, Southern District of California
American Arbitration Association, Los Angeles
American Arbitration Association, San Francisco
Tax Appeal Board

Los Angeles County, California Contra Costa County, California Orange County, California San Francisco County, California San Mateo County, California Utah County, Utah

Aegon USA Realty Advisors, Inc.
Corporate and Institutional	Aetna Life Insurance Co.
Clients Served	Aetna Real Estate Investment
Allied Capital Advisors, Inc.
American Hotels, Inc.
American Realcorp
American Savings and Loan
Amfac Parks & Resorts
AMRESCO
Amstart Group, Inc.
Andrew Daveridge Corp.
ARCON, Inc.
Avista
Bank of America
Bank Boston
The Bank of New York
Bank of Nova Scotia
Bank of San Francisco
Bank of the West
Bankers Trust Company
Banque Nationale de Paris
Barclay’s Bank
The Beacon Companies
Boykin Management Co.
Broad, Schultz, Larson & Wineberg
Burlingame Bank and Trust Comp.
Buss-Shelger Associates
C. A. Rickert & Associates
Caesars World Gaming
Cala Properties
California Federal Bank
California Department
of Transportation
CIBC World Markets
Carlsbad Estate Holding, Inc.
Carpenters Pension Trust for
Southern California
Carroll, Burdick, McDonough
CASC Corporation
Case, Knowlson, Mobley, Burnett
and Luber
Central Core Corp.
Champion Development Group
Chartwell Leisure
Chase Manhattan Bank
Chase Real Estate Finance Group
Chemical Bank
CIGNA Capital Advisors, Inc.
Citibank

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Corporate and Institutional	Citicorp Real Estate, Inc.
Clients Served (cont’d)	City and County of San Francisco
City of Boulder, Colorado
Cleary, Gottlieb, Steen & Hamilton
Contra Costa County
Coast Commercial Bank
Column Financial, Inc.
Coopers & Lybrand
Comerica Bank – California
Commercial Bank of Korea, Ltd.
Coudert Brothers
Credit Lyonnais
Credit Suisse First Boston
Cupertino National Bank and Trust
Dai-Ichi Kangyo Bank, Ltd.
Daiwa Bank
Days Inns
Deutsche Morgan Grenfell
Disney Development Company
Dollar Savings and Loan
Doubletree Inns
Drury Inns
Duckor & Spradling
EDA, U.S. Government
EPAM Corporation
Equitable Real Estate Investment
Management
E. S. Merriman & Sons
Estate of James Campbell
Eureka Bank
Exchange Bank
Farmers National Bank
Fidelity Federal Savings & Loan
First Boston
First Federal Savings and Loan
First Interstate Bank
First National Bank
First Security
Fox Hotel Investors
Fred Reed & Associates
Fiji Bank
GECC Commercial Real Estate
GMAC Commercial Mortgage Co.
Geller & Company
General Electric Capital Company
Gibraltar Savings and Loan
Equitable Life Assurance Society
Gibson, Dunn & Crutcher
Goldman Sachs
Graham Taylor Hospitality Group
Gray, Cary, Ames & Frye
Gray, Cary, Ware & Freidenrich
Great Eagle Holdins Limited
Great Western Bank
Greenwich Capital Markets
Greystone
HMG Lodging Management
HYPO Securities
Hardage Suite Hotels
Hare, Brewer & Kelley, Inc.
Haruyoshi Kanko K.K.
Heller, Ehrman, White & McAuliffe
Heller Real Estate Financial Services
The Heymann Group, Inc.
Hibernia Bank
Hodges Ward Elliott
Holiday Inns
Hong Kong Bank
Hongkong Bank Alliance
Host Marriott
Hotel Investors Trust
Howard Johnson’s
Hudson Hotels Corporation
Huntington Bank
Hyatt Development Corporation
ITT Sheraton Corporation
Impac Hotel Group
Inter-Continental
International Bank of California
International Bank of Singapore
Intracorp Developments, Ltd.
J.E. Robert Company, Inc.
J. W. Colachis Company
Japan Airlines
Jeffer, Mangels, Butler, & Marmaro
John B. Coleman & Co.
John Q. Hammons
John Hancock Life Insurance
Key Bank of New York
Key Corporation

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Kwong Hing Investment Center
Lake County Business Outreach and
Response Team
Lankford & Associates
Larkspur Hospitality, LLC
Latham & Watkins
Laurence Peters & Co.
Lehman Brothers, Inc.
Leisure Sports, Inc.
Leonard, Street & Deinard
Local Federal Bank, F.S.B
Long Term Credit Bank of
Japan, Ltd.
Lovitt & Hannan, Inc.
M&M Development Co.
The Maher Company
Marriott Hotels
Mellon Bank
Mercury Savings and Loan
Merril Lynch
Miramar Asset Management, Inc.
Mitsui Trust & Banking Co., Ltd.
The Money Store Commercial
Mortgage, Inc.
Morgan Guaranty Trust
Morgan Stanley & Co.
Morrison & Foerster
NS Development Co.
Nations Credit Commercial Corp.
Nations Financial Capital Corp.
Network Mortgage Services
Nomura Asset Capital Corp.
Nomura Securities International,
Inc.
Northwinds N.V.
Ny-West Development
Ocean Links Corp.
Octavian, Inc.
O’Neill Hotels & Resorts
ORIX USA Corp.
Orrick, Herrington & Sutcliffe
Outlook Income Fund
OZ Resorts and Entertainment
The Pacific Bank
Pacific Hotel Group
Pacific Union Company
Pannell Kerr Forster
Parabas Bank
Park Plaza International
Patrick M. Nesbitt Associates, Inc.
Patriot American Hospitality
Paul, Hastings, Janofsky & Walker
Peninsula Bank of Commerce
Picadilly Inns
Pillsbury, Madison & Sutro
Presideo Group
Property Capital Trust
Prudential Realty Group
Punjab National Bank
Queen Emma Foundation
R.C. Hedreen Co.
RT Capital Corporation
Radisson Hospitality Worldwide
Ramada Inns
Real Estate Capital Markets
Red Lion Hotels & Inns
The RIM Corp.
Riverboat Delta King, Inc.
S.D. Malkin Properties, Inc.
Sage Hospitality Resources
San Francisco International Airport
San Leandro Development Services
Department
Seafirst Bank
Security Pacific National Bank
Salomon Brothers
Seven Seas Associates, LLC
Shearman & Sterling
Simpson, Thatcher & Bartlett
Société General
Solit Interest Group
Sonoma Valley Bank
Southern California Savings

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Ssang Yong Engineering and
Construction Company, Limited
Starwood Lodging
Stephen W. Noey & Associates
Stern & Goldberg
Stonebridge Realty Advisors
Strategic Hotel Capital, Inc.
Strategic Realty Advisors, Inc.
Streich Lang
Suburban Capital Markets, Inc.
Sumitomo Bank
Sunriver Resort
Swig Investment Company
TCF Bank
TYBA Group, Inc.
Teachers Insurance and Annuity
Association
Three Sisters Resorts
Tipton Management
Tokai Bank
Tom Grant, Jr.
Transamerica Realty Services, Inc.
Travelers Insurance Company
The Travelers Companies
Treadway Hotels
Tully & Wezelman, P.C
Union Bank
United Pacific Bank
U.S. Bancorp
U.S. Trust Company
VMS Realty
Villa del Lago Associates
W.R.C. Properties, Inc.
Wailua Associates
Wells Fargo Bank, N.A.
Wells Fargo RETECHS
West Coast Bancorp
West LB
Westin Hotels & Resorts
Windsor Capital Group
Wolf, Rifkin & Shapiro
Woodfin Suites Hotel Co.
Wrather Corp.
Yasuda Trust and Banking Co., Ltd.

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

PARTIAL LIST OF HOTELS AND MOTELS APPRAISED OR EVALUATED
BY SUZANNE R. MELLEN, CRE, MAI

ALABAMA

Fairfield Inn, Birmingham
Ramada Inn, Gadsden
Proposed Hotel, Mobile
Fairfield Inn, Montgomery
Holiday Inn, Montgomery
Howard Johnson’s, Montgomery
Residence Inn, Montgomery

ALASKA

Best Western Barratt Inn, Anchorage
Clarion Suites Hotel, Anchorage
Hawthorne Suites, Anchorage
Hotel Captain Cook, Anchorage
Northern Lights Hotel, Anchorage
Rose Garden Hotel, Anchorage
Sheraton Anchorage Hotel, Anchorage

ARIZONA

Best Western, Flagstaff
Motel 6, Flagstaff
Rodeway Inn, Flagstaff
Woodlands Plaza Hotel, Flagstaff
Bright Angel Lodge, Grand Canyon
El Tovar Hotel, Grand Canyon
Kachina Lodge, Grand Canyon
Maswik Lodge, Grand Canyon
Moqui Lodge, Grand Canyon
Phantom Ranch, Grand Canyon
Thunderbird Lodge, Grand Canyon
Yavapai Lodge, Grand Canyon
Best Western Green Valley, Green Valley
Hampton Inn-Proposed, Holbrook
Rodeway Inn, Kingman
Nautical Inn, Lake Havasu
Best Western Executive Park Hotel, Phoenix
Bobby McGee’s Conglomeration, Phoenix
Caravan Inn, Phoenix
Crescent Hotel, Phoenix
Doubletree Inn, Phoenix
Embassy Suites-Camelback, Phoenix
Embassy Suites-Camelhead, Phoenix
Fountain Suites Hotel, Phoenix
Full-Service Hotel, Proposed, Phoenix
Granada Royale Camelhead, Phoenix
Holiday Inn, Phoenix
Holiday Inn Crowne Plaza, Phoenix
Hyatt Regency, Phoenix
Knights Inn, Phoenix
Omni Adams Hotel, Phoenix
Quality Inn, Phoenix
Courtyard by Marriott, Scottsdale
Doubletree Inn, Scottsdale
Holiday Inn Old Town, Scottsdale
Marriott Camelback Inn, Scottsdale
Phoenician Resort, Scottsdale
Red Lion-La Posada, Scottsdale
Rodeway Inn, Scottsdale
Scottsdale Conference Resort, Scottsdale
Scottsdale Hilton Resort, Scottsdale
Scottsdale Princess, Scottsdale
Proposed Summerfield Suites, Scottsdale
Sunburst Resort Hotel & Conference Center, Scottsdale
L’Auberge de Sedona, Sedona
Los Abrigados, Sedona
Orchard’s Inn & Grill, Sedona
Motel 6, Sierra Vista
Country Suites Hotel, Tempe
Mixed-Use Development, Tuba City
Clarion Tucson, Tucson
Doubletree Inn, Tucson
Loews Ventana Canyon Resort, Tucson
Lodge at Ventana Canyon, Tucson
Marriott Hotel, Prop., & Starr Pass, Tucson
Marriott Resort, Prop., Tucson
Proposed Hotel, Tucson
Proposed Microtel Inn, Tucson
Radisson Suite Hotel, Tucson
Rodeway Inn, Tucson
Westward Look Resort, Tucson
Shilor Inn, Yuma

ARKANSAS

Hilton, Hot Springs
Holiday Inn, Little Rock
Red Carpet Inn, Little Rock

CALIFORNIA

Radisson Hotel, Agoura Hills
Ramada Inn, Agoura Hills
Anaheim Marriott, Anaheim
Anaheim Park Motor Inn, Anaheim
Best Western Anaheim Inn, Anaheim
Best Western Stovall’s Inn, Anaheim
Best Western Pavillions Inn, Anaheim
Boulevard Inn, Anaheim
Carousel Inn and Suites, Anaheim
Disneyland Hotel, Anaheim
Doubletree Hotel, Anaheim
Golden Forest Motel, Anaheim
Hilton Hotel, Anaheim
Holiday Inn, Anaheim
Howard Johnson Hotel, Anaheim
Jolly Roger, Anaheim
Marriott Courtyard, Anaheim
Pan Pacific Hotel, Anaheim
Pitcairn Inn, Anaheim
Ramada Maingate Hotel, Anaheim
Raffles Inn & Suites, Anaheim
Station Inn, Anaheim
TraveLodge Inn at the Park, Anaheim
WestCoast Anaheim Hotel, Anaheim
Proposed Fairfield Suites, Arcadia
Proposed Hilton Garden Inn, Arcadia
Auburn Inn, Auburn
Sleep Inn, Auburn
Ramada, Augora Hills
Allstar Inn, Bakersfield
Clarion Suites, Bakersfield
Economy Inn, Bakersfield (2)
Marriott Courtyard, Bakersfield
Red Lion Hotel, Bakersfield
Residence Inn, Bakersfield
Sheraton Hotel, Bakersfield
Travelodge Hotel, Bakersfield
Hilton Hotel, Baldwin Park
Allstar Inn, Barstow
Economy Inn, Barstow
Holiday Inn Express, Belmont
Proposed Summerfield Suites, Belmont
Summerfield Suites, Belmont
Berkeley Marina Marriott, Berkeley
Shattuck Hotel, Berkeley
Beverly Hills Country Club, Beverly Hills
Beverly Hilton, Beverly Hills
Beverly Wilshire, Beverly Hills
Four Seasons Hotel, Beverly Hills
L’Ermitage, Beverly Hills
Peninsula Beverly Hills, Beverly Hills
Regent Beverly Wilshire Hotel, Beverly Hills
Renaissance Hotel, Beverly Hills
Best Western, Big Bear Lake
Motel 6, Big Bear Lake
Proposed hotel, Big Bear Lake

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Post Ranch Inn, Big Sur
Ventana Inn, Big Sur
Rodeway Inn, Blythe
Embassy Suites Hotel, Brea
Holiday Inn, Brentwood
Hilton Residential Suites, Brisbane
Rancho Santa Barbara Marriott, Buellton
Fairfield Inn, Buena Park
Hampton Inn, Buena Park
Marriott Courtyard, Buena Park
Burbank Airport HIlton, Burbank
Hilton Hotel, Burbank
Ramada Inn, Burbank
Hyatt Regency, Burlingame
Hyatt Regency SFO, Burlingame
Airport Marriott, Burlingame
Radisson Plaza-Proposed, Burlingame
Good Nite Inn, Buttonwillow
Country Inn, Calabassas
Good Nite Inn, Calabassas
Del Norte Inn, Camarillo
Good Nite Inn, Camarillo
Cambria Pines Lodge, Cambria
Best Western Fireside Inn, Cambria
Campbell Inn, Campbell
Hilton Garden Inn, Campbell
Pruneyard Inn, Campbell
Proposed Hotel, Capitola
Allstar Inn, Carlsbad
Carlsbad Inn, Carlsbad
Four Seasons Resort Aviara, Carlsbad
Inn of America, Carlsbad
La Costa Resort and Spa, Carlsbad
Legoland, Carlsbad
Olympic Resort, Carlsbad
Carmel Mission Inn, Carmel
Carmel Valley Ranch, Carmel
Highlands Inn, Carmel
Proposed Hotel, Casa de Fruta
Doubletree Hotel, Cathedral City
Proposed Hotel, Cathedral City
Royce Hotel, Cathedral City
Sheraton Cerritos Towne Center, Cerritos
Sheraton Hotel, Cerritos
Neighborhood Inn-Proposed, Chatsworth
Days Inn, Chico
Holiday Inn, Chico
Proposed Microtel Inn and Suites, Chico
Red Lion Hotel, Chico
Otay Valley Travel Lodge, Chula Vista
Harris Ranch, Coalinga
Howard Johnson’s, Colton
Concord Hilton, Concord
Sheraton Hotel, Concord
Trees Inn, Concord
Motel 6, Corona
Loews Coronado Bay Resort, Coronado
Proposed Hilton Garden Inn, Corte Madera
Ha’Penny Inn, Costa Mesa
Marriott Suites, Costa Mesa
Red Lion Hotel, Costa Mesa
Residence Inn, Costa Mesa
Pacifica Hotel & Conference Center, Culver City
Ramada Inn, Culver City
Hilton Garden Inn, Cupertino
Marriott Courtyard, Cupertino
Ritz-Carlton Laguna Niguel, Dana Point
Proposed Spa, Danville
Furnace Creek Inn, Death Valley
Furnace Creek Resort, Death Valley
Stove Pipe Wells Village, Death Valley
Hilton Hotel, Del Mar
Marriott Resort & Spa, Desert Springs
Days Inn Diamond Bar, Diamond Bar
Best Western, El Toro
Carlos Murphy’s Restaurant, Emeryville
Days Inn, Emeryville
Hardage Suites Hotel Site, Emeryville
Lyon’s Restaurant, Emeryville
Woodfin Suite Hotel, Prop., Emeryville
Woodfin Suite Hotel, Emeryville
Budget Motel, Encinitas
Hilton Garden Inn, Proposed, Escondido
Marriott Tenaya Lodge, Fish Camp
Proposed Hotel, Folsom
All-Suites-Proposed, Foster City
Clubtel-Proposed, Foster City
Holiday Inn, Foster City
Marriott Courtyard, Foster City
Hilton, Fremont
Marriott Courtyard, Fremont
Motel 6, Fremont
Quality Inn, Fremont
Proposed Westin Clubsport, Fremont
Allstar Inn, Fresno (2)
Chateau Inn, Fresno
Economy Inn, Fresno (2)
Hacienda Resort and Conference Center, Fresno
Holiday Inn, Fresno
Marriott Courtyard, Fresno
Picadilly Inns, Fresno (3)
Travelers Inn, Fresno (3)
Sierra Sport and Racquet Club, Fresno
Griswold’s Hotel, Fullerton
Marriott Hotel, Fullerton
Hyatt Regency-Proposed, Goleta
Motel 6, Gilroy
Red Lion Hotel, Glendale
Ocean Colony Resort, Half Moon Bay
Proposed Healdsburg Plaza Hotel, Healdsburg
Hollywood Clarion Roosevelt, Hollywood
Hollywood Palm Hotel, Hollywood
Waterfront Hilton, Huntington Beach
Grand Champions Resort, Indian Wells
Miramonte Resort, Indian Wells
Hilton Orange County Airport, Irvine
Marriott Courtyard, Irvine
Registry Hotel, Irvine
Amador Inn, Jackson
Proposed Hotel, Kern Co.
Lafeyette Park Hotel, Lafeyette
Surf & Sand Hotel, Laguna Beach
Ritz-Carlton Hotel, Laguna Niguel
Hyatt Hotel, La Jolla
Residence Inn, La Jolla
Scripps Inn, La Jolla
Hilton Lodge, Lake Arrowhead
Lake Arrowhead Resort, Lake Arrowhead
Proposed Hotel, Lake Country
Resort at Squaw Creek, Lake Tahoe
Marriott Courtyard, Larkspur
Marriott Rancho Las Palmas, Las Palmas
Proposed 50-Unit Motel, Little Lake
Residence Inn, Livermore
Embassy Suites, Lompoc
Breakers Hotel, Long Beach
Holiday Inn, Long Beach
Holiday Inn - Airport, Long Beach
Hyatt Regency, Long Beach
Marriott Hotel, Long Beach
Residence Inn, Long Beach
West Coast Hotel & Marina, Long Beach
Airport Park Hotel, Los Angeles
Biltmore Hotel, Los Angeles
Checkers Hotel, Los Angeles
Courtyard by Marriott, Los Angeles
Crowne Plaza LAX, Los Angeles
Doubletree Hotel at LAX, Los Angeles
Econolodge-Proposed, Los Angeles

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Embassy Suites, Los Angeles
Four Seasons, Los Angeles
Hilton Hotel & Towers, Los Angeles
Hilton LAX, Los Angeles
Holiday Inn Brentwood/Bel Air, Los Angeles
Holiday Inn-LAX, Los Angeles
Holiday Inn Crowne Plaza-LAX, Los Angeles
Holiday Inn Express-Van Nuys, Los Angeles
Hotel Inter-Continental, Los Angeles
Hotel Sofitel Ma Maison, Los Angeles
Marriott Courtyard-LAX, Los Angeles
New Seoul Hotel, Los Angeles
Playa Vista Development, Los Angeles
Proposed Residence Inn Beverly Hills, Los Angeles
Sofitel Ma Maison, Los Angeles
Westin Bonaventure, Los Angeles
Westmoreland Place, Los Angeles
Hotel & Restaurant, Proposed, Los Gatos
Los Gatos Lodge, Los Gatos
Economy Inns of America Motel, Madera
Courtyard by Marriott , Mira Mesa
Barnabey’s Hotel, Manhattan Beach
Courtyard by Marriott, Marina del Rey
Doubletree Hotel, Marina del Rey
Holiday Inn Express, Marina del Rey
Marina Suites Hotel, Marina del Rey
Marina Beach Hotel, Marina del Rey
Marriott Hotel, Marina del Rey
Hill House, Mendocino
Stanford Park Hotel, Menlo Park
Comfort Inn, Millbrae
Candlewood Hotel, Milpitas
Hilton Garden Inn, Milpitas
Holiday Inn, Milpitas
Holiday Inn, Miramar
Motel Orleans, Modesto
Red Lion Hotel, Modesto
Miramar Resort Hotel, Montecito
Doubletree Fisherman’s Wharf, Monterey
Doubletree Inn, Monterey
Monterey Plaza Hotel, Monterey
Proposed Hotel, Monterey
Sheraton Hotel, Monterey
Inn at Morro Bay, Morro Bay
Proposed Hilton Garden Inn, Mountain View
Proposed Westin ClubSport, Mountain View
Aetna Springs Resort, Proposed, Napa
Best Western Inn, Napa Valley
Clarion Inn, Napa Valley
Inn at Napa Valley, Napa Valley
Sheraton Inn Napa Valley, Napa
Proposed Windmill Inn, Napa Valley
Silverado, Napa Valley
Newark/Fremont Hilton, Newark
Park Inn, Newark
Hyatt Newporter, Newport Beach
Marriott Suites, Newport Beach
Proposed Newport Coast Development, Newport Beach
Newporter Resort Hotel, Newport Beach
Sheraton Hotel, Newport Beach
Shilo Inn, Oakhurst
Holiday Inn Oakland Airport, Oakland
Parc Oakland Hotel, Oakland
Resort at Squaw Creek, Olympic Valley
Clarion Hotel, Ontario
Holiday Inn, Ontario
Red Lion HoteI, Ontario
Residence Inn, Orange
Woodfin Suite Hotel, Orange
Hilton Garden Inn, Proposed, Oxnard
Holiday Inn, Oxnard
Proposed Hotel, Pacifica
Super 8 Motel, Palmdale
Embassy Suite, Palm Desert
Hawthorne Suites, Palm Desert
Canyon Resort Hotel, Palm Springs
Desert Princess, Palm Springs
Hyatt Palm Springs, Palm Springs
Marriott Rancho Las Palma, Palm Springs
Palm Canyon, Palm Springs
Palm Springs Spa Hotel, Palm Springs
Spa Hotel & Mineral Springs, Palm Springs
Wyndham Hotel, Palm Springs
Cardinal Hotel, Palo Alto
Holiday Inn, Palo Alto
Proposed Hotel, Palo Alto
Stanford Park Hotel, Palo Alto
Stanford Terrace Inn, Palo Alto
Ambassador College Hotel, Prop., Pasadena
Holiday Inn Express, Pasadena
Marriott Courtyard, Pasadena
Hacienda Hotel, Patterson
Proposed Hotel and Restaurant, Patterson
Cascade Ranch Lodge, Pescadero
Elks Lodge, Petaluma
Beverly Hills Residence Inn, Pico
Proposed Hotel, Pinole
Best Western Grande Arroyo, Pismo Beach
Proposed Hilton, Pismo Beach
Fairfield Inn, Placentia
AmeriSuites & Homstead Village, Pleasant Hill
Black Angus Restaurant, Pleasant Hill
Embassy Suites, Pleasant Hill
Pleasant Hill Inn, Pleasant Hill
Residence Inn, Pleasant Hill
Savoy Restaurant, Pleasant Hill
Woodfin Suite Hotel, Proposed, Pleasant Hill
Candlewood Hotel, Pleasanton
Hilton Hotel, Pleasanton
Holiday Inn, Pleasanton
Marriott Courtyard, Pleasanton
Pleasanton Hilton Hotel, Pleasanton
Sierra Suites, Pleasanton
Summerfield Suites, Pleasanton
Shilo Inn, Pomona
Country Inn, Port Hueneme
Holiday Inn, Rancho Bernardo
Economy Inn, Rancho Cordova
Hallmark Suites Hotel, Rancho Cordova
Marriott Courtyard, Rancho Cordova
Quality Suites, Rancho Cordova
Marriott’s Rancho Las Palmas, Rancho Mirage
Grand Manor Inn, Redding
Microtel Inn & Suites, Redding
Motel Orleans East, Redding
Motel 6, Redding
Park Terrace, Redding
Red Lion Inn, Redding
Shasta Inn, Redding
Good Nite Inn, Redlands
Sheraton Redondo Beach, Redondo Beach
Hotel Sofitel at Redwood Shores, Redwood City
Carriage Inn, Ridgecrest
Good Nite Inn, Rohnert Park
Ramada Limited Hotel, Rohnert Park
Red Lion Hotel, Rohnert Park
Hilton Gardens Hotel, Roseville
Hotel & Convention Center, Prop., Roseville
Mission Inn, Riverside
Allstar Inn, Sacramento (4)
Arco Arena, Sacramento
Proposed Candlewood Hotel, Sacramento
Candlewood Hotel, Sacramento
Clarion Hotel, Sacramento
Proposed Convention Hotel, Sacramento
Proposed Docks Hotel, Sacramento
Dodge City Motel, Sacramento

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Hilton Garden Inn, Sacramento
Hilton Hotel, Sacramento
Hilton Inn, Sacramento
Holiday Inn, Sacramento
Hyatt Regency, Sacramento
Hyatt Regency at Capitol Park, Sacramento
Marriott Courtyard, Sacramento
Motel Orleans, Sacramento
Peregrine Real Estate Trust, Sacramento
Radisson Hotel, Sacramento
Red Lion Hotel – Sacramento, Sacramento
Red Lion – Sacramento Inn, Sacramento
Residence Inn South Natomas, Sacramento
Riverboat Delta King, Sacramento
Sacramento Hilton, Sacramento
Sacramento Inn, Sacramento
Sierra Inn, Sacramento
Sterling Hotel, Sacramento
Travelers Inn, Sacramento
Proposed Vizcaya Catering Hall, Sacramento
Woodlake Inn, Sacramento
Proposed 60-Unit Hotel, Sacramento
Marriott Courtyard, San Bruno
Best Western Hanalei, San Diego
Best Western Seven Seas Lodge, San Diego
Carmel Highland Doubletree, San Diego
Clarion Bay View, San Diego
Comfort Inn Old Town, San Diego
Proposed Coutryard, San Diego
Doubletree Hotel at Horton Plaza, San Diego
Embassy Suites – La Jolla, San Diego
Executive Lodge, San Diego
Hanalei Hotel, San Diego
Proposed Hilton Garden Inn, San Diego
Holiday Inn, San Diego
Holiday Inn Express Sea World, San Diego
Hotel Del Coronado
Howard Johnson, San Diego
Hyatt Islandia, San Diego
Hyatt Regency, San Diego
Intercontinental Hotel, San Diego
Kings Inn, San Diego
La Jolla Village Inn, San Diego
Marriott Hotel and Marina, San Diego
Marriott Mission Valley, San Diego
Marriott Suites, San Diego
Mission Valley Inn, San Diego
Mission Valley Hilton, San Diego
Radisson Hotel, San Diego
Ramada Limited Suites, San Diego
Rancho Bernardo Inn, San Diego
Red Lion Hotel, San Diego
Residence Inn, San Diego
Renaissance Hotel, Proposed, San Diego
Summer House Inn, San Diego
Sheraton Grand, San Diego
Sheraton Harbor Island East, San Diego
Sheraton Hotel & Marina, San Diego
Super 8 Motel-Point Loma, San Diego
Symphony Towers, San Diego
Town and Country Hotel, San Diego
U.S. Grant Hotel, San Diego
Westin Horton Plaza, San Diego
Wyndham Emerald Hotel, San Diego
ANA Hotel, San Francisco
Bellevue Hotel, San Francisco
Campton Place, San Francisco
Cartwright Hotel, San Francisco
Chancellor Hotel, San Francisco
The Clift Hotel, San Francisco
Comfort Inn by the Bay, San Francisco
Donatello Hotel, San Francisco
Embarcadero Inn, San Francisco
Excipio San Francisco, San Francisco
Fairmont Hotel, San Francisco
Four Seasons Clift, San Francisco
Grand Hyatt, San Francisco
Griffon Hotel, San Francisco
Harbor Court Hotel, San Francisco
Proposed Hilton Garden Inn, San Francisco
Hilton Hotel SFO, San Francisco
Hilton San Francisco Airport North, San Francisco
Holiday Inn-Civic Center, San Francisco
Holiday Inn-Fisherman’s Wharf, San Francisco
Holiday Inn-Golden Gateway, San Francisco
Holiday Inn-SFO, San Francisco
Holiday Lodge, San Francisco
Hotel Diva, San Francisco
Hotel Griffon & Roti Restaurant, San Francisco
Hotel Nikko, San Francisco
Hotel Rex, San Francisco
Hotel Triton, San Francisco
Hotel Union Square, San Francisco
Howard Johnson’s Pickwick Hotel, San Francisco
Hyatt at Fisherman’s Wharf, San Francisco
Hyatt Regency, San Francisco
Hyatt Regency Embarcadero, San Francisco
Proposed Hotel, San Francisco
Proposed Inn at Fisherman’s Wharf, San Francisco
Inn at the Opera, San Francisco
Juliana Hotel, San Francisco
King George Hotel, San Francisco
Lambourne Hotel, San Francisco
Le Meridien Hotel, San Francisco
The Majestic, San Francisco
Mark Twain Hotel, San Francisco
Marriott Fisherman’s Wharf, San Francisco
Maxwell Hotel, The, San Francisco
Mission & Steuart Hotel, Proposed, San Francisco
Orchard Hotel, San Francisco
Parc Fifty-Five, San Francisco
Park Hyatt, San Francisco
Piers 30/32, San Francisco
Portman Hotel, San Francisco
Prescott Hotel, San Francisco
Presidio Travelodge, San Francisco
Queen Anne Hotel, San Francisco
Ramada Fisherman’s Wharf, San Francisco
Ramada Hotel, San Francisco
Ramada Plaza Hotel, San Francisco
Regis Hotel, San Francisco
Richilieu Hotel, San Francisco
Ritz Carlton-Proposed, San Francisco
San Francisco Airport Hilton, San Francisco
San Francisco Hilton, San Francisco
San Francisco Hotel, San Francisco
San Francisco Marriott, San Francisco
Savoy Hotel, San Francisco
Sheraton Fisherman’s Wharf, San Francisco
Sir Francis Drake Hotel, San Francisco
Stanford Court, San Francisco
Super 8 Motel at Fisherman’s Wharf
Proposed Inn at 2961 Pacific Avenue, San Francisco
Tuscan Inn, San Francisco
Westin St. Francis Hotel, San Francisco
Marriott Courtyard, San Francisco Airport
Crowne Plaza, San Jose
Fairmont Hotel, San Jose
Holiday Inn, San Jose
Hyatt San Jose, San Jose
Hyatt St. Claire, San Jose
Ramada Renaissance Hotel, San Jose
Radisson Plaza Hotel Airport, San Jose
Red Lion-San Jose, San Jose

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Proposed Sierra Suites, San Jose
Islander Lodge Motel, San Leandro
Apple Farm Inn, San Luis Obispo
Embassy Suites Hotel, San Luis Obispo
Pacific Suites Hotel, San Luis Obispo
Twin Oaks Golf Course, San Marcos
Benjamin Franklin Hotel, San Mateo
Dunfey Hotel, San Mateo
Holiday Inn, San Mateo
Holiday Inn Express, San Mateo
Hilton Hotel, San Pedro
Embassy Suites, San Rafael
Marriott Hotel, San Ramon
Proposed Hotel, San Ramon
Residence Inn, San Ramon
California Palms, Santa Ana
Compri Hotel, Santa Ana
Embassy Suites, Santa Ana
Executive Inn, Santa Ana
Executive Lodge, Santa Ana
Orange County Ramada Hotel, Santa Ana
Quality Suites, Santa Ana
El Encanto Hotel, Santa Barbara

Fess Parker’s DoubleTree Resort, Santa Barbara
Fess Parker’s Red Lion Resort, Santa Barbara
Santa Barbara Inn, Santa Barbara
Santa Barbara Club Resort & Spa, Santa Barbara
San Ysidro Ranch, Santa Barbara
Budget Inn, Santa Clara
Embassy Suites, Santa Clara
Howard Johnson’s Hotel, Santa Clara
Marriott Hotel, Santa Clara
Quality Suites, Santa Clara
Hilton Garden Inn, Santa Clarita
Hilton Town Center, Santa Clarita
Inn at Pasatiempo, Santa Cruz
Dream Inn, Santa Cruz
Motel 6, Santa Maria
Santa Maria Airport Hilton, Santa Maria
Proposed Hotel, San Mateo
Casa Del Mar, Santa Monica
Holiday Inn, Santa Monica
Holiday Inn at the Pier, Santa Monica
Loews Santa Monica Beach Hotel, Santa Monica
Ocean Avenue Hotel, Santa Monica
Proposed EconoLodge, Santa Monica
Park Hyatt Hotel, Santa Monica
Santa Monica Beach Hotel, Santa Monica
Sheraton Miramar Hotel, Santa Monica
Holiday Inn, Santa Nella
Flamingo Hotel, Santa Rosa
Fountain Grove Inn, Santa Rosa
Holiday Inn, Santa Rosa
Days Inn Seaside, Seaside
Embassy Suites, Seaside
Seaside 8, Seaside
Radisson Valley Center Hotel, Sherman Oaks
Ramada Inn, Solana Beach
Danish Country Inn, Solvang
Lodge at Sonoma, Prop., Sonoma
Red Lion Inn, Sonoma
Sonoma Valley Inn, Sonoma
Hardage Suites Hotel Site, Sorrento Mesa
Proposed Woodfin Suite Hotel, Sorrento Mesa
Timberwolf Lodge, South Lake Tahoe
Crown Sterling Suites, South San Francisco
Grosvenor Hotel, South San Francisco
Holiday Inn, South San Francisco
La Quinta Inn, South San Francisco
Proposed 390-room hotel, South San Francisco
Ramada Inn, South San Francisco
Proposed Hotel, Squaw Valley
Harvest Inn, St. Helena
Meadowood Resort, St. Helena
Motel Orleans, Stockton
Sheraton Hotel-Proposed, Stockton
Stockton Hilton, Stockton
Holiday Inn, Sunnyvale
Neighborhood Suites Hotel, Sunnyvale
The Proposed Grand Hotel, Sunnyvale
Residence Inn Silicon Valley II, Sunnyvale
Sunnyvale Hilton, Sunnyvale
Super 8, Sunnyvale
Good Nite Inn, Sylmar
Embassy Suites-Temecula, Temecula
Temecula Creek Inn & Golf, Temecula
Temecula Inn, Temecula
Hilton Hotel, Torrance
Holiday Inn - Torrance, Torrance
MCA Hotel, Proposed, Universal City
Hilton Garden Inn, Valencia
Holiday Inn, Van Nuys
Hotel Van Nuys, Van Nuys
Habortown Marina Resort, Ventura
Ocean Resorts/Harbortown Hotel, Ventura
Sheraton Hotel, Ventura
Holiday Inn, Walnut Creek
Marriott Hotel, Walnut Creek
Parkside Hotel, Walnut Creek
Proposed Royce Hotel, Walnut Creek
Walnut Creek Marriott, Walnut Creek
Proposed Westin ClubSport, Walnut Creek
Le Bel Age, West Hollywood
Le Dufy, West Hollywood
Le Mondrian, West Hollywood
Le Montrose, West Hollywood
Ramada Hotel, West Hollywood
Summerfield Suites, West Hollywood
Golden Pheasant, Willows
Microtel Inn & Suites, Willows
Whittier Hilton, Whittier
Proposed Hotel, Woodland
Woodland Hotel & Conference Center-Proposed, Woodland
Warner Center Marriott, Woodland Hills
Skylonda Retreat, Woodside
Marriott Tenaya Lodge-Proposed, Yosemite
Bonanza & Convention Center, Yuba City
Motel Orleans, Yuba City

COLORADO

Hotel Jerome, Aspen
Hampton Inn, Aurora
Holiday Inn Southeast, Aurora
Downtown Boulder Hotel, Boulder
Hilton Harvest House, Boulder
Holiday Inn, Boulder
Proposed Casino Hotel, Central City
Best Western Le Baron Hotel, Colorado Springs
Proposed Double Eagle Casino Hotel, Colorado Springs
Embassy Suites, Colorado Springs
Hilton, Colorado Springs
Proposed Double Eagle Casino Hotel, Cripple Creek
Le Baron Hotel, Denver
Brown Palace, Denver
Days Inn-Arapahoe, Denver
Days Inn-Colfax, Denver
Embassy Suites, Denver
Radisson, Denver
Denver Hilton, Englewood
Proposed Summerfield Suites, Greenwood Village
Proposed Hampton Inn, Lakewood

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Silvertree Hotel, Snowmass
Wildwood Lodge, Snowmass
Westin Hotel, Vail

CONNECTICUT

Holiday Inn, Darien
Proposed Days Inn, Enfield
Hartford Hilton, Hartford
Motel 6, Hartford
Residence Inn, Meriden
Executive Hotel, Stamford
Harley Hotel, Stamford
Holiday Inn-Crowne Plaza, Stamford
Fairfield Inn, Windsor Locks

DISTRICT OF COLUMBIA

ANA Hotel, Washington
Fairmont Hotel, Washington
Harambee House, Washington
Hyatt Regency, Washington
Ritz-Carlton, Washington
River Inn, Washington
St. James, Washington
Sheraton Washington Hotel, Washington

FLORIDA

Holiday Inn, Altamonte Springs
Embassy Suites, Boca Raton
Petite Suites, Boca Raton
Holiday Inn, Clearwater
Holiday Inn Gulfview, Clearwater
Holiday Inn Surfside, Clearwater Beach
Doubletree Oceanfront, Ft. Lauderdale
Galleria Doubletree Guest Suites, Ft. Lauderdale
Holiday Inn-Airport, Ft. Lauderdale
Holiday Inn-Beach, Ft. Lauderdale
Holiday Inn-North, Ft. Lauderdale
Fairfield Inn, Gainesville
Embassy Suites, Lake Buena Vista
Embassy Suites Orlando, Buena Vista
Woodfin Suite Hotel, Proposed, Lake Buena Vista
Holiday Inn-Madeira, Madeira Beach
Fairfield Inn, Miami
Holiday Inn-Calder, Miami
Fairfield Inn International, Miami
Fairfield Inn South, Miami
Holiday Inn-International Drive, Orlando
Holiday Inn-Lee Road, Orlando
Peabody Hotel, Orlando
Sheraton Jetport Inn, Orlando
Sheraton Lakeside, Orlando
Holiday Inn, Palm Beach Gardens
Plantation Sheraton Suites, Plantation
Holiday Inn-Lido Beach, Sarasota
Holiday Inn-Airport, Tampa
Ramada Inn, Tampa

GEORGIA

Fairfield Inn Northlake, Atlanta
Proposed Hyatt-Airport, Atlanta
Motel 6, Atlanta
Neighborhood Inn, Atlanta
Residence Inn, Atlanta
Stouffer’s Hotel-Proposed, Atlanta
Westin Peachtree Plaza, Atlanta
Fairfield Inn, College Park
Holiday Inn-Crowne Plaza, College Park
Fairfield Inn-Gwinnett, Duluth
Howard Johnson’s Forsyth
Fairfield Inn, Marrietta
Fairfield Inn, Morrow
Fairfield Inn, Norcross
Motel 6, Norcross
Fairfield Inn, Savannah

HAWAII

Ritz-Carlton Mauna Lani
Royal Sea Cliff Resort, Hawaii
Gateway Hotel, Honolulu
Miramar Hotel, Honolulu
Outrigger East Hotel, Honolulu
Outrigger Waikiki Hotel, Honolulu
Outrigger West Hotel, Honolulu
Sand Villa Hotel, Honolulu
Coco Palms Resort, Kauai
Westin Kauai at Kauai Lagoons Resort, Kauai
Grand Wailea Resort, Maui
Kea Lani Resort, Maui
Maui Lu Resort, Maui
Royal Hawaiian Hotel, Oahu

IDAHO

Motel 6, Coeur d’Alene
Resort Development, Coeur d’Alene
Cotton Tree Inn, Pocatello

ILLINOIS

Indian Lakes Resort, Bloomingdale
Jumer’s Chateau, Bloomington
Super 8 Motel, Bloomington
Super 8 Motel, Champagne
Fairmont Hotel, Chicago
Hyatt at University Village, Chicago
Mayfair Regent, Chicago
Proposed Radisson Hotel, Chicago
Westin Hotel, Chicago
Woodfin Suite Hotel, Proposed, Chicago
Super 8 Motel, Crystal Lake
Super 8 Motel, Decatur
Proposed Hotel, Des Plaines
Radisson Suites, Downers Grove
Hampton Inn, Elk Grove
Holiday Inn, Elmhurst
Orrington Hotel, Evanston
Drury Inn, Fairview Heights
Jumer’s Continental Inn, Galesburg
Fairfield Inn, Hinsdale
Proposed Westin Hotel & ClubSport, Hoffman Estates
Nordic Hills Resort, Itasca
Empresss Hotel & Casino, Joliet
Holiday Inn, Joliet
Fairfield Inn, Lansing
Fairfield Inn, Normal
Fairfield Inn, Peoria
Jumer’s Castle, Peoria
Super 8 Motel, Peru
Fairfield Inn, Rockford
Marriott Hotel, Schaumburg
Proposed Woodfin Suite Hotel, Schaumberg
DoubleTree Hotel - North Shore, Skokie
Jumer’s Castle, Urbana
Super 8 Motel, Waukegan

INDIANA

Super 8 Motel, Columbus
Fairfield Inn, Fort Wayne
Sheraton Hotel, Gary
Empress Casino, Hammond

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Caesars Riverboat Casino Complex-Proposed, Harrison County
Fairfield Inn, Indianapolis
Four Points Sheraton, Indianapolis
Motel 6, Indianapolis
Westin Hotel, Indianapolis
Woodfin Suite Hotel, Prop., Indianapolis
Wyndham Garden Hotel, Indianapolis
Hilton Inn, Jeffersonville
Brown County Inn, Nashville

IOWA

Jumers Castle Lodge, Bettendorf
Holiday Inn, Cedar Falls
Collins Plaza, Cedar Rapids
Fairfield Inn, Cedar Rapids
Fairfield Inn, Clive

KANSAS

Proposed Emerald City Resort, Kansas City
The Emerald City Resort Hotel, Kansas City
Fairfield Inn, Merriam
Fairfield Inn, Overland Park
Canterbury Inn/Knights Inn, Wichita

KENTUCKY

Holiday Inn-Central, Louisville
Holiday Inn-Northeast, Louisville
Ramada Inn East, Louisville

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

LOUISIANA

Howard Johnson’s, Alexandria
Embassy Suites, Baton Rouge
Hilton Hotel, Baton Rouge
Horseshoe Casino, Bossier City
Sheraton At New Orleans Airport, Kenner
Fairmont Hotel, New Orleans
Harrah’s Jazz Casino, New Orleans
Chateau Sonesta, New Orleans
Hyatt Regency, New Orleans
The Iberville Hotel, New Orleans
Lakeside DoubleTree, New Orleans
The Maison Dupuy, New Orleans
Ramada Inn St. Charles, New Orleans

MAINE

Inn by the Sea, Cape Elizabeth

MARYLAND

Holiday Inn, Aberdeen
Marriott Waterfront Hotel, Annapolis
Maryland Inn, Annapolis
Residence Inn, Bethesda
Best Western Motor Lodge, Chicopee
Abbey, College Park
Holiday Inn, Laurel
Days Inn, Rockville
DoubleTree Hotel, Rockville
Holiday Inn Crowne Plaza, Rockville
Ramada Inn, Rockville

MASSACHUSETTS

Marriott Copley Place, Boston
Meridien Hotel, Boston
Residence Inn, Boston
Federal House Inn, South Lee
Holiday Inn, Springfield
Sheraton, Sturbridge
Proposed Sierra Suites Hotel, Waltham
Proposed Summerfield Suites Hotel, Waltham
Proposed Sierra Suites Hotel, Woburn

MICHIGAN

Fairfield Inn, Auburn Hills
Super 8 Motel, Battle Creek
Howard Johnson’s, Belleville
Fairfield Inn, Canton
Holiday Inn, Detroit
Golden Harp-Proposed, Detroit
Radisson Hotel, Farmington Hills
Fairfield Inn, Kalamazoo
Super 8 Motel, Kalamazoo
Embassy Suites-Proposed, Livonia
Embassy Suites, Livonia
Fairfield Inn, Madison Heights
Super 8 Motel, Mount Pleasant
Super 8 Motel, Muskegon
Inn at the Bridge, Port Huron
Fairfield Inn, Romulus
Super 8 Motel, Saginaw
Proposed Woodfin Suite Hotel, Southfield
Comfort Suites, Sterling Heights
Holiday Inn, Troy
Fairfield Inn, Warren
Holiday Inn, Warren
Motel 6, Warren
Super 8 Motel, Wyoming

MINNESOTA

Holiday Inn, Duluth
Motel 6, Minneapolis
Proposed Motel, Montevideo
Motel 6, Rochester
Radisson Plaza Hotel, Rochester

MISSISSIPPI

Treasure Bay Hotel & Casino, Biloxi
Motel 6, Hattiesburg
Howard Johnson’s, Jackson
Quality Inn, Oxford
Horseshoe Casino Center, Robinsonville
Sam’s Town Hotel & Gambling Hall Robinsonville

MISSOURI

Fairfield Inn, Hazelwood
Holiday Inn, Kansas City
Sam’s Town Hotel & Gambling Hall, Kansas City
Holiday Inn, Springfield
Clarion Hotel, St. Louis
Executive Inn, St. Louis
Holiday Inn Sports Complex, St. Louis
Sheraton Airport, St. Louis
Sheraton Westport, St. Louis
Proposed Hotel, Unity Village

MONTANA

Holiday Inn, Bozeman
Holiday Inn, Missoula
Red Lion Hotel, Missoula

NEBRASKA

Marriott Hotel, Omaha
Red Lion Inn, Omaha

NEVADA

Ormsby House Hotel and Casino, Carson City
Eldorado Casino, Henderson
Joker’s Wild Casino, Henderson
Airport Inn, Las Vegas
Aladdin Hotel & Casino, Las Vegas
Alexis Park Hotel, Las Vegas
California Hotel & Casino, Las Vegas
Fremont Hotel & Casino, Las Vegas
Proposed Hilton Garden Inn, Las Vegas
Proposed Homewood Suites, Las Vegas
Hotel & Casino El Rancho, Las Vegas
Howard Johnson Hotel & Casino, Las Vegas
Jockey Club, Las Vegas
Paradise Resort Hotel, Las Vegas
Residence Inn, Las Vegas
Sam’s Town Hotel & Gambling Hall, Las Vegas
Stardust Resort and Casino, Las Vegas
Sunrise Hotel & Casino, Las Vegas
Proposed Hotel, Sparks

NEW JERSEY

Deauville Hotel, Atlantic City
Harrah’s Marina Hotel Casino, Atlantic City
Sands Hotel & Casino, Atlantic City
Tropicana Hotel & Casino, Atlantic City
Cherry Hill Inn, Cherry Hill
Proposed Ramada Inn, Elizabeth
Proposed Ramada Inn, Franklin Township
Proposed Summerfield Suites Morristown, Hanover
Proposed Summerfield Suites Parsippany, Hanover
Holiday Inn, Jamesburg

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Headquarters Plaza, Morristown
Howard Johnson’s Mount Holly
Mt. Laurel Hilton, Mt. Laurel
Holiday Inn, Newark
Howard Johnson’s, Saddle Brook
DoubleTree Hotel, Somerset
Marriott Hotel, Somerset
Motel, Wrightstown
Five Churches Chicken Restaurants, Various Locations

NEW MEXICO

Doubletree Hotel, Albuquerque
Hampton Inn, Albuquerque
Ramada Hotel Classic, Albuquerque
Radisson Inn, Albuquerque
Las Cruces Hilton, Las Cruces
Homewood Suites, Santa Fe
Inn at Loretto, Santa Fe
Sheraton de Santa Fe, Santa Fe
Rancho Ramada Inn de Taos, Taos

NEW YORK

Hilton Hotel, Albany
Buffalo Hotel, Buffalo
Proposed Airport Hotel, Buffalo
Nevele Hotel, Ellenville
Howard Johnson’s, Elmsford
Ramada Inn, Hauppauge
Hilton Hotel, Lake Placid
Proposed Hotel, New Rochelle
Ramada Plaza, New Rochelle
Sheraton Inn, New Rochelle
Barbizon Plaza Hotel, New York
Berkshire Place, New York
Century Paramount Hotel, New York
Essex House, New York
Executive Hotel, New York
Halloran House, New York
Hampton House, New York
Holland Hotel, New York
Howard Hotel, New York
Marriott Eastside, New York
Mayfair Regent, New York
Nova-Park Gotham, New York
Parker Meridien Hotel, New York
Proposed Soho Hotel, New York
Tudor Hotel, New York
York Club, New York
Sheraton Inn, Ossining
Proposed Hotel, Saratoga
Howard Johnson’s, Smithtown
Hampton Inn, Syracuse
Sheraton Nassau Hotel, Uniondale
Turning Stone Casino, Verona
Roger Smith Hotel, White Plains
Fairfield Inn, Williamsville

NORTH CAROLINA

Fairfield Inn, Charlotte
Fairfield Inn, Durham
Motel 6, Durham
Fairfield Inn, Fayetteville
Embassy Suites, Greensboro
Fairfield Inn, Greensboro
Hilton Inn, Greensboro
Fairfield Inn, Raleigh
Hilton Inn, Raleigh
Motel 6, Rocky Mount
Cleghorn Plantation, Rutherfordton
Fairfield Inn, Wilmington
Hilton Inn, Winston-Salem

OHIO

Holiday Inn Cascade, Akron
Embassy Suites, Blue Ash
Fairfield Inn, Brook Park
Proposed Embassy Suites, Cincinnati
Howard Johnson’s, Cincinnati
Marriott Inn, Cincinnati
Radisson Inn, Cincinnati
Residence Inn, Cincinnati
Vernon Manor, Cincinnati
Holiday Inn Lakeside, Cleveland
Hotel, Proposed, Cleveland
Sheraton Hopkins, Cleveland
200-Room Boutique Hotel, Cleveland
Fairfield Inn, Columbus
Holiday Inn, Columbus
Holiday Inn - Airport, Columbus
Woodfin Hotel, Columbus
Daytonian Hilton, Dayton
Fairfield Inn, Dayton
Motel 6, Dayton
Proposed Woodfin Suite Hotel, Dublin
Fairfield Inn, Holland
Holiday Inn, Toledo
Fairfield Inn, Willoughby

OKLAHOMA

Fountainhead Resort, Mclntosh County
Arrowhead Resort, Pittsburgh County

OREGON

Red Lion Inn, Astoria
Inn at Face Rock, Bandon
Shilo Inn, Beaverton
Proposed Hotel, Bend
Red Lion Inn - North, Bend
Red Lion Inn - Coos Bay, Coos Bay
Proposed Hilton Garden Inn, Corvallis
Econolodge, Eugene
Execulodge, Eugene
Red Lion Inn, Eugene
Big Creek Resort, Florence
Salishan Lodge, Gleneden Beach
Shilo Inn, Grants Pass
Candlewood Hotel, Hillsboro
Proposed Courtyard Hotel, Hillsboro
Proposed Residence Inn, Hillsboro
Red Lion Inn, Medford
Residence Inn, Lake Oswego
Red Lion Hotel, Pendleton
Avalon Hotel, Portland
Columbia River Red Lion, Portland
Embassy Suites, Portland
Holiday Inn, Portland
Proposed Sheraton Suites, Portland
Red Lion Hotel-Portland Downtown, Portland
Red Lion Inn-Lloyd Center, Portland
Residence Inn-Lloyd Center, Portland
Residence Inn, Proposed, Portland
Sunriver Resort, Portland
Vintage Plaza Hotel, Portland
Wells Building, Portland
West Coast Benson Hotel, Portland
Proposed Westin Hotel, Portland
Capitol Inn, Salem
Execulodge, Salem
Red Lion Inn, Seaside
Red Lion Inn, Springfield
Skamanla Lodge, Stevenson
Sunriver Resort, Sunriver

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

Embassy Suites, Tigard
Red Lion Inn, Tigard

PENNSYLVANIA

Embassy Suites - Pittsburgh, Coraopolis
Days Inn, Danville
Ramada Inn, Erie
Fairfield Inn, Harrisburg
Rittenhouse Towers, Philadelphia
Fairfield Inn, Pittsburgh
Motel 6, Pittsburgh
Embassy Suites, Philadelphia
DoubleTree Guest Suites, Plymouth Meeting
Hilton At Lackawanna Station, Scranton

SOUTH CAROLINA

Holiday Inn, Charleston
Holiday Inn - Airport, Charleston
Holiday Inn, Charleston-Riverview
Travelodge, Charleston
Embassy Suites, Columbia
Motel 6, Columbia
Fairfield Inn, Greenville
Ramada Inn, Greenville
Fairfield Inn, Florence
Fairfield Inn, Hilton Head
Hilton Head Inn, Hilton Head
Holiday Inn Express, Hilton Head
Hyatt Regency, Hilton Head
Save Inn, Lake Hartwell

SOUTH DAKOTA

Proposed Four Points Hotel, Sioux Falls

TENNESSEE

Motel 6, Chattanooga
Holiday Inn, Jackson
Fairfield Inn, Johnson City
Holiday Inn, Memphis
Howard Johnson - Airport, Memphis
Motel 6, Memphis
Days Inn, Nashville
Hampton Inn, Nashville
Hampton Inn, Pigeon Forge

TEXAS

Courtyard by Marriott, Addison
Proposed Hotel, Addison
Proposed Marriott Courtyard, Addison
Proposed Summerfield Suites Hotel, Addison
Days Inn, Amarillo
Motel 6, Amarillo
Super 8 Motel, Amarillo
Holiday Inn, Austin
Holiday Inn - Airport, Austin
Sheraton Hotel, Austin
Proposed Woodfin Suite Hotel, Austin
Days Inn, Corpus Christi
Doubletree Inn, Dallas
Fairmont Hotel, Dallas
Hyatt Regency, Dallas
Marriott Park Central, Dallas
Marriott Quorum, Dallas
Melrose Hotel, Dallas
Motel 6, Dallas
Park Plaza, Dallas
Ramada Inn Convention Center, Dallas
Residence Inn, Dallas
Summit Hotel, Dallas
Howard Johnson’s, East Dallas
Allstar Inn, El Paso
Embassy Suites, El Paso
Travelers Inn, El Paso
Proposed Westin Hotel, Frisco
Metro Center Hotel, Fort Worth
Embassy Suites, Houston
Holiday Inn-Hobby, Houston
Houston House, Houston
Houstonian Hotel, Houston
Motel 6, Houston
Residence Inn, Houston
Stouffer Renaissance, Houston
Proposed Hampton Inn, Irving
Summerfield Suites, Irving
Holiday Inn, Lubbock
Townplace Suites, Plano
Crockett Hotel, San Antonio
Fairmont Hotel, San Antonio

UTAH

Utah Trails Resort, Kanab
Seven Peaks Resort Hotel, Provo
Cavanaugh’s Olympus Hotel, Salt Lake City
Red Lion Hotel, Salt Lake City

VIRGINIA

Howard Johnson’s, Alexandria
Embassy Suites Crystal City, Arlington
Hyatt Arlington, Arlington
Holiday Inn Crowne Plaza, Crystal City
Motel 6, Fredericksburg
Fairfield Inn, Hampton
Omni International Hotel, Norfolk
Embassy Suites, Richmond
Holiday Inn West End, Richmond

WASHINGTON

Best Western Bellevue Inn, Bellevue
Candlewood Hotel, Bellevue
DoubleTree Bellevue Center, Bellevue
Embassy Suites, Bellevue
Hampton Inn, Bellevue
Red Lion Inn Bellevue Center, Bellevue
Residence Inn, Bellevue
Semiahmoo Hotel Company, Blaine
Semi-ah-moo Resort, Blaine
Motel 6, Issaquah
Red Lion Inn, Kelso
Embassy Suites, Lynnwood
Residence Inn, Lynnwood
Red Lion Inn, Pasco
Residence Inn, Redmond
Hilton Gardens Hotel, Redmond
Red Lion Inn, Richland
Best Western Tower Inn, Richland
Hampton Inn, Sea-Tac
Holiday Inn Sea-Tac, Sea-Tac
Red Lion Hotel, Sea-Tac
Alexis Hotel, Seattle
Doubletree Inn, Seattle
Extended-Stay Hotel, Proposed, Seattle
Hampton Inn, Seattle
Holiday Inn Crowne Plaza, Seattle
Madison Hotel, Seattle
Red Lion Hotel, Seattle
Proposed Seattle Hotel, Seattle
West Coast Paramount, Seattle
West Coast Sea-Tac Hotel, Seattle
West Coast Vance Hotel, Seattle
Springhill Suites, Seattle

HVS International, San Francisco, California	Qualifications of Suzanne R. Mellen, CRE, MAI

The Bay Silverdale Hotel, Silverdale
Red Lion Inn, Spokane
Red Lion Inn, Spokane Valley
Park Shore Inn, Tacoma
Red Lion Inn, Tacoma
Sheraton Hotel, Tacoma
Doubletree Suites, Tukwila
Embassy Suites, Tukwila
Residence Inn, Tukwila
Hampton Inn, Tukwila
Red Lion Inn at the Quay, Vancouver
Residence Inn, Vancouver
Red Lion Inn, Wenatchee
Red Lion Inn, Yakima

WEST VIRGINIA

Holiday Inn Charleston House, Charleston
Holiday Inn, Huntington
Howard Johnson’s, Wheeling

WISCONSIN

Fairfield Inn, Brookfield
Milwaukee Marriott Hotel, Brookfield
Wyndham Garden Hotel, Brookfield
Super 8 Motel, Jamesville
Super 8 Motel, Kenosha
Fairfield Inn, Madison
Holiday Inn-Airport, Milwaukee
Holiday Inn-West, Milwaukee

WYOMING

Days Inn, Casper
Flying L Skytel, Cody

CANADA

119-Unit Hotel, Canmore, Alberta
EconoLodge, Hull, Quebec
Sutton Place Hotel & Apartments, Toronto

FRANCE

Marriott Champs Elysee, Paris

GUAM

Royal Palm Resort, Tumon
Hyatt Regency Hotel, Tumon Bay
Proposed Hotel, Tamuning

MEXICO

Esperanza Hotel, Proposed, Cabos San Lucas
Omni Hotel, Ixtapa
La Jolla de Mismaloya, Puerto Vallarta

PUERTO RICO

Carib Inn, San Juan

VARIOUS

Starwood Analysis